Exhibit 10.1


                              AMENDED AND RESTATED
                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                              KANSAS CITY SOUTHERN,
                             A DELAWARE CORPORATION,

                                 KARA SUB, INC.,
                             A DELAWARE CORPORATION,

                             KCS INVESTMENT I, LTD.,
                             A DELAWARE CORPORATION

                        KCS ACQUISITION SUBSIDIARY, INC.,
                             A DELAWARE CORPORATION

                          CAYMEX TRANSPORTATION, INC.,
                             A DELAWARE CORPORATION

                                GRUPO TMM, S.A.,
                       A SOCIEDAD ANONIMA ORGANIZED UNDER
                     THE LAWS OF THE UNITED MEXICAN STATES,

                           TMM HOLDINGS, S.A. DE C.V.,
                     A SOCIEDAD ANONIMA DE CAPITAL VARIABLE
             ORGANIZED UNDER THE LAWS OF THE UNITED MEXICAN STATES,

                          TMM MULTIMODAL, S.A. DE C.V.,
                     A SOCIEDAD ANONIMA DE CAPITAL VARIABLE
              ORGANIZED UNDER THE LAWS OF THE UNITED MEXICAN STATES

                                       AND

            GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. DE C.V.,
                     A SOCIEDAD ANONIMA DE CAPITAL VARIABLE
              ORGANIZED UNDER THE LAWS OF THE UNITED MEXICAN STATES


                          DATED AS OF DECEMBER 15, 2004



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                                TABLE OF CONTENTS


ARTICLE 1 STOCK PURCHASE.......................................................2
   Section 1.1 Stock Purchase and Escrow.......................................2
   Section 1.2 Stock Purchase Price............................................2
   Section 1.3 Intercompany Account Settlement.................................3
ARTICLE 2 CAPITAL REDUCTION; SUBSIDIARY INVESTMENT.............................4
   Section 2.1 GTFM Capital Reduction; Subsidiary Investment...................4
ARTICLE 3 THE MERGER...........................................................4
   Section 3.1 The Merger......................................................4
ARTICLE 4 CLOSING..............................................................5
   Section 4.1 Closing.........................................................5
   Section 4.2 Actions at Closing..............................................5
   Section 4.3 Conversion of Securities........................................7
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLERS............................7
   Section 5.1 Organization and Related Matters................................7
   Section 5.2 Authorized Capitalization.......................................8
   Section 5.3 GTFM and GTFM Subsidiaries.....................................10
   Section 5.4 Authority; No Violation........................................10
   Section 5.5 Consents and Approvals.........................................11
   Section 5.6 Financial Statements; Undisclosed Liabilities..................12
   Section 5.7 Contracts......................................................13
   Section 5.8 Intellectual Property Rights...................................14
   Section 5.9 Employee Benefit Matters.......................................14
   Section 5.10 Labor and Other Employment Matters............................16
   Section 5.11 Tax Matters...................................................17
   Section 5.12 Legal Proceedings.............................................19
   Section 5.13 Permits and Compliance........................................19
   Section 5.14 Environmental Matters.........................................20
   Section 5.15 Properties....................................................21
   Section 5.16 Insurance.....................................................21
   Section 5.17 No Other Broker...............................................21
   Section 5.18 No GTFM Material Adverse Effect...............................22
   Section 5.19 Sufficiency of and Title to Assets............................22
   Section 5.20 Information in Filed Documents................................22
   Section 5.21 Affiliate Agreements..........................................22
   Section 5.22 No Loss of Significant Customers..............................23
   Section 5.23 Trading in and Ownership of KCS Common Stock..................23
   Section 5.24 Solvency......................................................23
   Section 5.25 Termination of Option Agreement...............................23
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF KCS...............................24

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   Section 6.1 Organization and Related Matters...............................24
   Section 6.2 Authority; No Violation........................................24
   Section 6.3 Consents and Approvals.........................................26
   Section 6.4 Authorized Capitalization......................................27
   Section 6.5 SEC Filings....................................................27
   Section 6.6 Financial Statements; Undisclosed Liabilities..................28
   Section 6.7 No Other Broker................................................28
   Section 6.8 Information in Filed Documents.................................28
   Section 6.9 No KCS Material Adverse Effect; Other Actions..................29
   Section 6.10 KCS Sub.......................................................29
   Section 6.11 Legal Proceedings.............................................30
   Section 6.12 KCS Capital Resources.........................................30
   Section 6.13 Employee Benefit Matters......................................30
   Section 6.14 Labor and Other Employment Matters............................31
   Section 6.15 Tax...........................................................31
   Section 6.16 Permits and Compliance........................................31
   Section 6.17 Environmental Matters.........................................31
   Section 6.18 Properties....................................................32
ARTICLE 7 COVENANTS AND ADDITIONAL AGREEMENTS.................................32
   Section 7.1 Interim Governance Arrangements; Conduct of Business
               by the GTFM Group..............................................32
   Section 7.2 Conduct of Business by KCS and its Subsidiaries................36
   Section 7.3 Confidentiality................................................37
   Section 7.4 Regulatory Matters; Governing Documents; Third-Party Consents..37
   Section 7.5 Stockholder Approvals..........................................39
   Section 7.6 Tax Matters....................................................40
   Section 7.7 Insurance......................................................41
   Section 7.8 Notification of Certain Matters................................41
   Section 7.9 Further Assurances.............................................41
   Section 7.10 Third-Party Matters...........................................41
   Section 7.11 Efforts of Parties to Close...................................43
   Section 7.12 Expenses......................................................43
   Section 7.13 VAT Contingency Payment.......................................43
   Section 7.14 Financing for Acquisition.....................................45
   Section 7.15 Suspension and Dismissal of Actions; Releases.................45
   Section 7.16 Legal Representation Release..................................47
ARTICLE 8 CONDITIONS..........................................................48
   Section 8.1 Mutual Conditions..............................................48
   Section 8.2 Conditions to the Obligations of KCS...........................48
   Section 8.3 Conditions to the Obligations of Sellers.......................49
ARTICLE 9 TERMINATION.........................................................50
   Section 9.1 Termination....................................................50
   Section 9.2 Survival after Termination.....................................51
ARTICLE 10 INDEMNIFICATION....................................................52

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   Section 10.1 Survival of Representations, Warranties and Covenants;
                Exclusive Monetary Remedies...................................52
   Section 10.2 Indemnification by Sellers....................................52
   Section 10.3 Indemnification by KCS........................................55
   Section 10.4 Procedures for Third-Party Claims.............................55
   Section 10.5 Tax Indemnification...........................................57
ARTICLE 11 DEFINITIONS........................................................58
   Section 11.1 Certain Defined Terms.........................................58
ARTICLE 12 MISCELLANEOUS......................................................66
   Section 12.1 Amendments; Waiver............................................66
   Section 12.2 Entire Agreement..............................................66
   Section 12.3 Interpretation................................................67
   Section 12.4 Severability..................................................67
   Section 12.5 Notices.......................................................67
   Section 12.6 Headings......................................................69
   Section 12.7 Binding Effect; Persons Benefiting; No Assignment.............69
   Section 12.8 No Third Party Beneficiaries..................................69
   Section 12.9 Counterparts..................................................69
   Section 12.10 Specific Enforcement.........................................69
   Section 12.11 Governing Law; Dispute Resolution............................69
   Section 12.12 Announcements................................................72
   Section 12.13 Termination Fee..............................................72

                             TABLE OF DEFINED TERMS


         TERM                               PAGE                      SECTION

Acquisition...................................1.......................Preamble
Acquisition Agreement Claims.................42........................7.15(a)
Affiliate....................................54...........................11.1
Affiliate Agreements.........................21...........................5.21
Agreement.....................................1.......................Preamble
Amended By-laws..............................30.........................7.1(a)
Amendment to the Trust Agreement.............58...........................11.1
Ancillary Agreements..........................1.......................Preamble
Applicable Law...............................54...........................11.1
Arbitration..................................43........................7.15(c)
Arbitration Costs............................66..................12.11(d)(iii)
Arbitration Demand...........................65.......................12.11(d)
Arbitrators..................................65....................12.11(d)(i)
Authority Litigation.........................58...........................11.1
Authority Litigation Agreement...............58...........................11.1
Benefit Plan.................................14.........................5.9(a)
Business Day.................................54...........................11.1
Buyer Parties................................40........................7.10(c)
Capital Reduction.............................4.........................2.1(a)
Caymex........................................1.......................Preamble
Certificate of Merger.........................4.........................3.1(a)
CFC..........................................35.........................7.4(d)
Change of Control............................54...........................11.1
Closing.......................................5............................4.1
Closing Date..................................5............................4.1
Closing Escrow................................2.........................1.1(b)
Closing Escrow Agreement......................2.........................1.1(b)
Code.........................................28...........................6.13
Commence.....................................42........................7.15(a)
Concession...................................55...........................11.1
Confidentiality Agreements...................55...........................11.1
Consultant...................................55...........................11.1
Consulting Agreement.........................55...........................11.1
Continuing Affiliate Agreements...........................................5.21
Contracts....................................55...........................11.1
Control......................................55...........................11.1
De Teresa...............................................................5.7(d)
De Teresa Agreements.........................13.........................5.7(d)
Del. G.C.L....................................4.........................3.1(a)
Designated Person............................53....................10.2(a)(ii)

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Dismissals...................................56...........................11.1
Disputes.....................................64.......................12.11(a)
Dispute Notice...............................65.......................12.11(c)
Dispute Parties..............................64.......................12.11(a)
Dispute Party................................64.......................12.11(a)
Effective Time................................4.........................3.1(a)
EMVA.........................................20...........................5.17
Encumbrance..................................55...........................11.1
Environmental Laws...........................55...........................11.1
Environmental Permit.........................55...........................11.1
ERISA........................................28...........................6.13
ERISA Affiliate..............................56...........................11.1
Escrow Agent..................................5.........................4.2(a)
Exchange Act.................................56...........................11.1
Expiration Date..............................48........................10.1(a)
FIC..........................................36.........................7.4(e)
FIC Approval.................................36.........................7.4(e)
Final Tax Resolution.........................58....................10.5(e)(iv)
Final Resolution of the
   VAT Claim and Put.........................56...........................11.1
GAAP.........................................56...........................11.1
Governmental Authority.......................56...........................11.1
GTFM..........................................1.......................Preamble
GTFM Assets..................................20...........................5.19
GTFM Benefit Plan............................14.........................5.9(a)
GTFM Business................................57...........................11.1
GTFM Financial Statements....................12............................5.6
GTFM Form 20-F...............................56...........................11.1
GTFM Group...................................57...........................11.1
GTFM Insurance Policies......................19...........................5.16
GTFM Material Adverse Effect.................57...........................11.1
GTFM Shares...................................2.........................1.1(a)
GTFM Sub Note.................................4.........................2.1(b)
GTFM Subsidiaries............................57...........................11.1
GTFM Taxpayer................................57........................10.5(e)
GTFM Trademarks..............................57...........................11.1
GTFM Voting Debt..............................8............................5.2
Hazardous Materials..........................57...........................11.1
HSR Act......................................57...........................11.1
IFRS.........................................57...........................11.1
Income Taxes.................................57...........................11.1
Indemnified Party............................52........................10.4(a)
Indemnity Escrow..............................3.........................1.2(c)
Indemnity Escrow Agreement....................3.........................1.2(c)

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Indemnity Escrow Notes........................2.........................1.2(a)
Intellectual Property........................57...........................11.1
Investment Advisers Act......................57...........................11.1
Investment Company Act.......................57...........................11.1
KARA Sub......................................1.......................Preamble
KCS...........................................1.......................Preamble
KCS Acquisition Proposal.....................40........................7.10(c)
KCS Assets...................................58...........................11.1
KCS Board....................................26.........................6.3(c)
KCS Business.................................58...........................11.1
KCS Disclosure Schedule......................22.........Article 6 Introduction
KCS Investment................................1.......................Preamble
KCS Financial Statements.....................26.........................6.6(a)
KCS Indemnitees..............................49........................10.2(a)
KCS Material Adverse Effect..................58...........................11.1
KCS Preferred Stock..........................26............................6.4
KCS Purchasers................................1.......................Preamble
KCS SEC Documents............................25............................6.5
KCS Stockholder Approval.....................24.........................6.3(a)
KCS Stockholder Rights Plan...............................................11.1
KCS Stock Option Plan........................58...........................11.1
KCS Sub.......................................1.......................Preamble
KCS Sub Common Stock..........................4.........................2.1(b)
KCS Sub Note..................................4.........................2.1(b)
KCS Sub Shares................................4.........................2.1(b)
KCS Voting Debt..............................25............................6.4
Knowledge....................................58...........................11.1
Law..........................................58...........................11.1
Legal Representation Release.................47...........................7.16
Losses.......................................49........................10.2(a)
Management Claims............................42........................7.15(a)
Master Trust Agreement.......................21...........................5.25
Merger........................................1.......................Preamble
Mexican Litigation List......................44........................7.15(e)
MM............................................1.......................Preamble
MM Stockholder Approval......................11.........................5.5(a)
MM Subsidiaries..............................58...........................11.1
Net Receivable Amount.........................3.........................1.3(a)
New Series Preferred Stock...................24............................6.4
NOL Value....................................41........................7.13(a)
NYSE.........................................58...........................11.1
Ongoing Litigation Matters...................13.........................5.7(d)
Option Agreement.............................21...........................5.25
Original Acquisition Agreement................1.......................Preamble

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Party.........................................1.......................Preamble
Parties.......................................1.......................Preamble
Permits......................................18........................5.13(a)
Permitted Encumbrance........................58...........................11.1
Person.......................................59...........................11.1
Proceedings..................................17...........................5.12
Process Agent................................67.......................12.11(f)
Put..........................................59...........................11.1
Put Agreement................................59...........................11.1
Put Assignment Agreement.....................59...........................11.1
Put Purchase Price...........................59...........................11.1
Reconciliation...............................12............................5.6
Releases.....................................59...........................11.1
Release Resolutions..........................59...........................11.1
Scheduled Contracts..........................12.........................5.7(a)
SEC..........................................59...........................11.1
Securities...................................59...........................11.1
Securities Act...............................59...........................11.1
Securities Laws..............................59...........................11.1
Selected Tax Advisor.........................57...................10.5(e)(iii)
Seller Disclosure Schedule....................7.........Article 5 Introduction
Seller Indemnitees...........................51........................10.3(a)
Seller Material Adverse Effect...............59...........................11.1
Seller Parties...............................39........................7.10(a)
Sellers.......................................7.........Article 5 Introduction
Stock Purchase................................1.......................Preamble
Stock Purchase Price..........................2.........................1.1(a)
Straddle Period..............................38.........................7.6(a)
Subscription Agreement........................4.........................2.1(b)
Subsidiary...................................60...........................11.1
Subsidiary Approvals.........................11.........................5.5(a)
Subsidiary Investment.........................1.......................Preamble
Surviving Company.............................4.........................3.1(a)
Tax..........................................60...........................11.1
Tax Assessment...............................57.....................10.5(e)(i)
Tax Return...................................60...........................11.1
Taxing Authority.............................60...........................11.1
Termination Date.............................48.....................9.1(a)(vi)
TFM..........................................60...........................11.1
Third-Party Claim............................52........................10.4(a)
TMM...........................................1.......................Preamble
TMM Acquisition Proposal.....................39........................7.10(a)
TMM Parties..................................36......................7.4(e)(i)
TMM Stockholder Approval.....................11.........................5.5(a)

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TMMH..........................................1.......................Preamble
TMMH Stockholder Approval....................11.........................5.5(a)
Transition Management Team...................31.........................7.1(c)
Transition Managers..........................31.........................7.1(c)
Trust........................................21...........................5.25
UMS...........................................1.......................Preamble
U.S..........................................60...........................11.1
VAT..........................................60...........................11.1
VAT Claim....................................60...........................11.1
VAT Contingency Payment......................41........................7.13(a)
VAT Escrow...................................42........................7.13(a)
VAT Escrow Agreement.........................42........................7.13(a)
VAT Payment..................................60...........................11.1
Volume Weighted Price........................60...........................11.1
Voting Trust.................................60...........................11.1

Exhibit A.........Seller Disclosure Schedule
Exhibit B.........KCS Disclosure Schedule
Exhibit C.........Form of Release Resolutions
Exhibit D.........Certificate of Merger
Exhibit E.........Form of Indemnity Escrow Notes
Exhibit F.........GTFM Resolutions Effecting Capital Reduction
Exhibit G.........Form of GTFM Subordinated Promissory Note
Exhibit H.........Revoked Powers of Attorney
Exhibit I.........New Powers of Attorney
Exhibit J.........Amended By-laws of GTFM and TFM
Exhibit K.........Mexican Litigation List
Exhibit L.........Legal Representation Release
Exhibit M.........Omitted
Exhibit N.........Subscription Agreement
Exhibit O.........Selected Tax Advisor
Exhibit P.........Designated Person

     AMENDED AND RESTATED ACQUISITION AGREEMENT, dated as of December 15, 2004 (this "Agreement"), by and among KANSAS CITY SOUTHERN, a Delaware corporation ("KCS"), KARA Sub, Inc., a Delaware corporation ("KARA Sub"), KCS Investment I, Ltd., a Delaware corporation ("KCS Investment"), KCS Acquisition Subsidiary, Inc., a Delaware corporation ("KCS Sub"), Caymex Transportation, Inc., a Delaware corporation ("Caymex"), KARA Sub, KCS Investment, KCS Sub and Caymex being subsidiaries of KCS, GRUPO TMM, S.A., a SOCIEDAD ANONIMA organized under the laws of the United Mexican States ("UMS") ("TMM"), TMM HOLDINGS, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS and a subsidiary of TMM ("TMMH"), TMM MULTIMODAL, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS ("MM") and a subsidiary of TMMH and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a SOCIEDAD ANONIMA DE CAPITAL VARIABLE organized under the laws of the UMS ("GTFM") and a subsidiary of MM (each, a "Party" and collectively, the "Parties").

     WHEREAS, certain of the Parties entered into an Acquisition Agreement dated as of April 20, 2003 (the "Original Acquisition Agreement");

     WHEREAS, disputes with respect to the Original Acquisition Agreement and certain other matters have arisen between the parties to that agreement and the Parties desire to amend and restate the Original Acquisition Agreement in order to, among other things, facilitate settlement and final resolution of such disputes;

     WHEREAS, each of the Boards of Directors of KCS, TMM, TMMH and MM has approved and declared advisable the acquisition by KCS of all of MM's interest in GTFM, through (i) the purchase by KARA Sub, KCS Investment and Caymex (together, the "KCS Purchasers") from MM of all of the capital stock of GTFM held by MM (the "Stock Purchase"), (ii) the investment by MM in KCS Sub (the "Subsidiary Investment"), and (iii) the merger of KCS Sub with and into KCS (the "Merger") upon the terms and subject to the conditions of this Agreement (collectively, the Stock Purchase, Subsidiary Investment and the Merger comprise the "Acquisition"); and

     WHEREAS, certain of the Parties and other parties are entering into ancillary agreements (the "Ancillary Agreements," identified hereinafter) and a Consulting Agreement to carry out certain of the objectives of this Agreement and of the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE 1

                                 STOCK PURCHASE

     SECTION 1.1 STOCK PURCHASE AND ESCROW.

     (a) Upon the terms and subject to satisfaction or waiver of the conditions set forth in Article 8, at the Closing (as defined in Section 4.1), the KCS Purchasers shall purchase, acquire and receive from MM, and MM shall sell, assign, transfer, convey and deliver to the KCS Purchasers, in the proportions set forth below, all GTFM Shares held by MM, consisting of 25,500 shares of Series "A" fixed capital stock of GTFM and 3,842,901 shares of Series "A" variable capital stock of GTFM (collectively, the "GTFM Shares"), for the consideration described in Section 1.2 (the "Stock Purchase Price").



                                Shares of GTFM         Shares of GTFM
                                Series A fixed        Series A variable
                 KCS            capital stock          capital stock
             Purchasers        to be purchased        to be purchased
             ----------        ---------------        -----------------

             KARA Sub              12,750                 1,696,201
             KCS Investment        12,750                 1,696,201
             Caymex                 -0-                     450,499
                  Total            25,500                 3,842,901

     (b) Immediately following execution of this Agreement by all of the Parties, the GTFM Shares shall be deposited into an escrow account (the "Closing Escrow") to be held in accordance with the terms and conditions of the escrow agreement entered into as of the date of this Agreement by certain of the Parties (the "Closing Escrow Agreement").

     SECTION 1.2 STOCK PURCHASE PRICE.

     (a) The Stock Purchase Price to be paid by the KCS Purchasers to MM for the purchase of the GTFM Shares shall be paid by the delivery of: (i) at the Closing, $200 million, in immediately available funds, by wire transfer to the account designated by TMM by notice to the Escrow Agent (defined below), with a copy to KCS, at least three (3) business days prior to the Closing Date (as defined in Section 4.1), (ii) on that date which shall be determined as provided in Section 7.13, the amount of any VAT Contingency Payment which shall then be due under the terms and conditions in Section 7.13, and (iii) at the Closing, promissory notes of KCS in the aggregate principal amount of $47 million in the form set forth in Exhibit E hereto (the "Indemnity Escrow Notes").

     (b) Immediately following execution of this Agreement by all of the Parties, on behalf of the KCS Purchasers, KCS shall deposit $100 million, and within five (5) business days after the date of this Agreement, KCS shall deposit the additional $100 million, in the Closing Escrow to be held in accordance with the terms and conditions of the Closing Escrow Agreement.

     (c) At the Closing, on behalf of the KCS Purchasers, KCS shall deposit the Indemnity Escrow Notes in another escrow account (the "Indemnity Escrow") to be held in accordance with the terms and conditions of an escrow agreement (the "Indemnity Escrow Agreement") entered into as of the date of this Agreement by certain of the Parties.

     SECTION 1.3 INTERCOMPANY ACCOUNT SETTLEMENT.

     (a) The Parties shall settle the net  intercompany  receivables as follows:
(A) the Parties shall calculate the amount, if any, of open accounts receivables as of the Closing Date, or if the Closing shall not occur at the end of a month, at the end of the month immediately preceding the month in which the Closing occurs, (i) from TMM, TMM Logistics, S.A. de C.V. or any other Subsidiary of TMM (other than GTFM or any of the GTFM Subsidiaries), on the one hand, to GTFM or any of the GTFM Subsidiaries, on the other hand, and (ii) from GTFM or any of the GTFM Subsidiaries, on the one hand, to TMM, TMM Logistics, S.A. de C.V. or any other Subsidiary of TMM (other than GTFM or any of the GTFM Subsidiaries), on the other hand; (B) the Parties shall calculate the absolute value of the difference between the amount determined under clause (i) above, and the amount determined under clause (ii), above (the "Net Receivable Amount"); and (C) such Net Receivable Amount shall be paid to the Party with the greater amount of open accounts receivables, within three (3) business days after the Net Receivable Amount is finally determined as set forth in this Section 1.3.

     (b) Each Party has the right to audit, upon reasonable written notice to another Party (or Parties, in each case) (at the requesting Party's expense), during normal business hours and at the principal office of the other Party such other Party's records and procedures relating to the calculations required by this Section 1.3. Such other Party shall reasonably cooperate with the requesting Party during any such audit.

     (c) Any Party may dispute another Party's computation of the Net Receivable Amount by notice to the other Party within five (5) business days of the receipt of the other Party's computation. In the event that any Party (i) fails to provide any computation of the Net Receivable Amount within five (5) business days of a written request therefor or (ii) having been furnished with the other Party's computation, fails to provide a notice of dispute within the period set forth above, the Party failing to provide the computation or failing to provide such notice of dispute shall be deemed to have accepted and may not dispute the other Party's computation for purposes of this Agreement. In the event that both Parties provide a notice of dispute, the Parties' respective representatives shall meet as promptly as practicable to attempt to agree on the computation of the Net Receivable Amount. If the Parties are unable to agree within forty-five
(45) days following such meeting on the computation of the Net Receivable Amount, then the computation of the Net Receivable Amount shall be determined by arbitration as set forth in Section 12.11 (provided, that if the Parties agree, they may appoint a single arbitrator for purposes of this Section 1.3).

                                   ARTICLE 2

                    CAPITAL REDUCTION; SUBSIDIARY INVESTMENT

     SECTION 2.1 GTFM CAPITAL REDUCTION; SUBSIDIARY INVESTMENT.

     (a) GTFM shall, effective at the Closing Date, adopt the resolutions attached as Exhibit F to effect, immediately prior to the Stock Purchase, the capital reduction (the "Capital Reduction") under the Laws of the UMS, as specified in such resolutions.

     (b) At the Closing, (i) MM shall exchange the Subordinated Promissory Note of GTFM, received pursuant to the Capital Reduction in the form attached hereto as Exhibit G (the "GTFM Sub Note") for a subordinated promissory note of KCS Sub in the principal amount equal to the principal amount of the GTFM Sub Note (the "KCS Sub Note"), (ii) MM shall subscribe for and purchase from KCS Sub 100 shares (the "KCS Sub Shares") of KCS Sub common stock, $.01 par value per share ("KCS Sub Common Stock"), representing 10% of the issued and outstanding shares of KCS Sub Common Stock pursuant to the terms and conditions of the Subscription Agreement in the form attached hereto as Exhibit N (the "Subscription Agreement"), (iii) KCS Sub shall issue, sell and transfer to MM the KCS Sub Shares in consideration for delivery by MM to KCS Sub of the KCS Sub Note (the transactions described in (i) through (iii) collectively, the "Subsidiary Investment"), and (iv) the GTFM Sub Note shall be delivered to GTFM by KCS or Subsidiaries of KCS in exchange for equity of GTFM as specified in the resolutions attached hereto as Exhibit F.

     (c) Simultaneously with the execution of this Agreement, MM and KCS Sub shall enter into the Subscription Agreement for the purchase at the Closing by MM of the KCS Sub Shares. Immediately following execution of this Agreement, the Subscription Agreement, the KCS Sub Shares, the GTFM Sub Note and the KCS Sub Note shall be deposited in the Closing Escrow, to be held in accordance with the terms and conditions of the Closing Escrow Agreement.

                                   ARTICLE 3

                                   THE MERGER

     SECTION 3.1 THE MERGER.

     (a) Immediately following the Subsidiary Investment, KCS Sub shall be merged with and into KCS in accordance with the General Corporation Law of the State of Delaware ("Del. G.C.L."). KCS and KCS Sub shall cause the Merger to be consummated by causing the Escrow Agent to file a certificate of merger in the form attached hereto as Exhibit D (the "Certificate of Merger") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the Del. G.C.L. (the date and time of the filing of the Certificate of Merger being the "Effective Time"). At the Effective Time, the effects of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the Del. G.C.L. As a result of the Merger, the separate corporate existence of KCS Sub shall cease and KCS shall continue as the surviving corporation of the Merger (the "Surviving Company").

     (b) Immediately following execution of this Agreement by all of the Parties, (i) KCS and KCS Sub shall deposit in the Closing Escrow the form of Certificate of Merger to be executed in accordance with the Del. G.C.L., and
(ii) KCS shall deposit in the Closing Escrow the shares of KCS Common Stock to be received by MM in the Merger, as provided in Section 4.3.

                                    ARTICLE 4

                                     CLOSING

     SECTION 4.1 CLOSING. Unless this Agreement shall have been earlier terminated in accordance with the terms hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Article 8, take place at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 24th Floor, New York, New York, on the second (2nd) Business Day after all of the conditions set forth in Article 8 have been satisfied or waived (other than the conditions that relate to actions to be taken at the Closing) or at such other date, time and place as KCS and TMM shall mutually agree in writing (the date on which the Closing takes place, the "Closing Date"). The closing of the Acquisition is dependent upon the closing of each of the Stock Purchase, the Subsidiary Investment and the Merger and if any one of the Stock Purchase, the Subsidiary Investment or the Merger shall not occur, then the Acquisition shall not close and all shares, consideration, agreements, instruments and other items shall be released from or retained in the Closing Escrow as provided for in the Closing Escrow Agreement or as otherwise agreed in writing by the Parties.

     SECTION 4.2 ACTIONS AT CLOSING. At the Closing:

     (a) Pursuant to the Closing Escrow Agreement, the escrow agent appointed pursuant to the Closing Escrow Agreement (the "Escrow Agent") shall (i) deliver to MM the Stock Purchase Price, on behalf of the KCS Purchasers, and (ii) deliver to the KCS Purchasers, on behalf of MM, the stock certificates for the GTFM Shares, duly endorsed and in proper form to transfer to the KCS Purchasers, as their interests appear in Section 1.1(a), ownership of such shares free and clear of any and all Encumbrances.

     (b) Pursuant to the Closing Escrow Agreement, the Escrow Agent (i) on behalf of MM, shall deliver to KCS Sub the GTFM Sub Note, duly endorsed for transfer to KCS Sub free and clear of any and all Encumbrances, (ii) on behalf of KCS Sub, shall deliver to MM the KCS Sub Note, (iii) on behalf of MM, shall deliver to KCS Sub the KCS Sub Note, duly endorsed for transfer to KCS Sub free and clear of any and all Encumbrances, and (iv) on behalf of KCS Sub, shall issue and deliver to MM the KCS Sub Shares.

     (c) [Omitted]

     (d) Pursuant to the Closing Escrow Agreement, the Escrow Agent shall deliver the Certificate of Merger to KCS for execution and filing with the Secretary of State of Delaware to effect the Merger, and at the Effective Time shall deliver to MM the shares of KCS Common Stock to which MM shall have become entitled pursuant to Section 4.3.

     (e) The Indemnity Escrow Notes shall be deposited into the Indemnity Escrow to be held pursuant to the terms and conditions of the Indemnity Escrow Agreement.

     (f) The Parties shall deliver and receive, respectively, the officers' certificates referred to in Section 8.2(c) and 8.3(c).

     (g) To the extent in the possession of, or available to, TMM or MM, or any of their respective Subsidiaries, Affiliates, directors, officers, employees or representatives, TMM and MM shall, and TMM shall cause MM to, deliver to GTFM all files and books of account, including business, financial and tax records, of GTFM, including minute books, stock record books, the agreement relating to the Concession and supporting exhibits and records relating thereto and work papers. In addition, each Party shall deliver to the other Parties such other documents, resolutions, appointments, powers of attorney and instruments of transfer necessary or appropriate to implement this Agreement and effect the transactions contemplated hereby and by the Ancillary Agreements, in each case as may be reasonably requested and in form and substance reasonably acceptable to the requesting Party.

     (h) The Secretary of GTFM shall make the corresponding notation in the Stock Registry Book of GTFM evidencing the KCS Purchasers, as their interests appear in Section 1.1(a), as the record, legal and beneficial owners of the GTFM Shares as of the Closing Date.

     (i) All other instruments, agreements and items held in the Closing Escrow (including the Releases, the Release Resolutions and the documents necessary for the Dismissals) shall be delivered to the party entitled to receive the same pursuant to the terms of the Closing Escrow Agreement and TMM shall deliver to KCS the Legal Representation Release.

     (j) Sellers shall deliver a copy of resolutions which Sellers and KCS shall have caused to be adopted by the shareholders of GTFM and TFM, effective as of the Closing, (i) accepting the resignations of the representatives of TMM serving on such boards of directors, (ii) approving the financial statements of GTFM and TFM for the year ended December 31, 2003, (iii) waiving all rights of first refusal to, and approving, the transfer of the GTFM Shares to the KCS Purchasers, and (iv) electing new directors of GTFM and of TFM.

     (k) Each action taken at the Closing pursuant to this Agreement shall depend on the occurrence of all actions required to be taken at the Closing pursuant to this Agreement and no action or transaction will be deemed to have taken place, or document delivered, or payment made, unless all actions and transactions have been completed and all documents have been executed and delivered; PROVIDED, that any agreements that, in accordance with their terms, are to become effective prior to the Closing Date, shall be effective to the extent provided therein.

Each Party shall take all action necessary to cause the Escrow Agent to take all action required under the Closing Escrow Agreement to be taken by the Escrow Agent on such Party's behalf.

     SECTION 4.3 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any other action on the part of any Party:

     (a) the KCS Sub Shares shall be converted into and exchanged for an aggregate of 18,000,000 shares of KCS Common Stock;

     (b) the shares of KCS Sub Common Stock issued and outstanding immediately prior to the Effective Time, other than the KCS Sub Shares, shall be cancelled;

     (c) each share of KCS Common  Stock,  KCS  Preferred  Stock (as  defined in
Section 6.4) and New Series Preferred Stock (as defined in Section 6.4), issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as one share of KCS Common Stock, KCS Preferred Stock and New Series Preferred Stock, respectively, of the Surviving Company;

     (d) each share of KCS Common Stock and each share of KCS Preferred Stock and New Series Preferred Stock that is owned by KCS immediately prior to the Effective Time as treasury stock shall remain as one share of treasury stock of the Surviving Company; and

     (e) each option to acquire KCS Common Stock issued and outstanding immediately prior to the Effective Time shall be adjusted as necessary to provide that, at the Effective Time, such option shall be deemed an option to acquire, on the same terms and conditions as were applicable under such option, the number of shares of Common Stock of the Surviving Company equal to the number of shares of KCS Common Stock subject to such option.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as set forth under the applicable sections in the disclosure schedule attached as Exhibit A to this Agreement (the "Seller Disclosure Schedule"), TMM, TMMH and MM ("Sellers"), jointly and severally, represent and warrant to KCS as set forth below. With respect to each such representation, it shall be deemed qualified by matters set forth on the Seller Disclosure Schedule under the corresponding section number, whether or not the representation or any portion thereof refers to the Seller Disclosure Schedule by use of the phrase "except as set forth in the Seller Disclosure Schedule" or words of similar import.

     SECTION 5.1 ORGANIZATION AND RELATED MATTERS.

     (a) TMM is a SOCIEDAD ANONIMA, duly formed and validly existing under the laws of the UMS. TMM has the corporate power and authority necessary to carry on its business in the manner as it is now being conducted and to own, lease and operate all of its properties and assets.

The copy of TMM's Corporate Charter and Bylaws previously provided to KCS is a complete and correct copy of such instrument as in effect on the date hereof. Sellers have provided KCS with an English translation of such documents.

     (b) TMMH is a SOCIEDAD ANONIMA DE CAPITAL VARIABLE, duly formed and validly existing under the laws of the UMS. TMMH has the corporate power and authority necessary to carry on its business in the manner it is now being conducted and to own, lease and operate all of its properties and assets. TMMH is a subsidiary of TMM, which owns all of the issued and outstanding capital stock of TMMH, except as set forth in Section 5.1 of the Seller Disclosure Schedule.

     (c) MM is a SOCIEDAD ANONIMA DE CAPITAL VARIABLE, duly formed and validly existing under the laws of the UMS. MM has the corporate power and authority necessary to carry on its respective business in the manner it is now being conducted and to own, lease and operate all of its properties and assets. MM is a subsidiary of TMMH, which owns all of the issued and outstanding capital stock of MM, except as set forth in Section 5.1 of the Seller Disclosure Schedule.

     (d) GTFM is a SOCIEDAD ANONIMA DE CAPITAL VARIABLE, duly formed and validly existing under the laws of the UMS, and each of the GTFM Subsidiaries is a SOCIEDAD ANONIMA DE CAPITAL VARIABLE or other business entity duly formed, validly existing and in good standing under the laws of the UMS. GTFM has the corporate power and authority necessary to carry on its business in the manner it is now being conducted and to own, lease and operate all of its properties and assets.

     (e) Each of TMM, TMMH, MM, GTFM and the GTFM Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except in jurisdictions where the failure to be so licensed or qualified would not individually or in the aggregate have a GTFM Material Adverse Effect.

     (f) The copies of the Corporate Charter and Bylaws of each of TMMH, MM, GTFM, and of each of the GTFM Subsidiaries, delivered to KCS by TMM prior to the execution of this Agreement are complete and correct copies of such instruments as in effect immediately prior to the execution of this Agreement and Sellers have provided KCS with English translations of such documents.

     (g) The powers of attorney identified in Exhibit H hereto have been revoked and replaced with new powers of attorney, identified in Exhibit I hereto, effective as of the date of this Agreement.

     SECTION 5.2 AUTHORIZED CAPITALIZATION. The authorized capital stock of GTFM consists of (i) 25,500 shares of Series "A" fixed capital, of which 25,500 shares are held by MM, (ii) 3,842,901 shares of Series "A" variable capital, of which 3,842,901 shares are held by MM, (iii)

24,500 shares of Series "B" fixed capital, of which 24,500 shares are held by NAFTA Rail, S.A. de C.V., (iv) 3,692,199 shares of Series "B" variable capital, of which 3,692,199 shares are held by NAFTA Rail, S.A. de C.V., and (v) 2,478,470 shares of Series "L-2" variable capital, of which 2,478,470 are held by TFM. There are no other shares of capital stock of GTFM or other ownership interests in GTFM issued, reserved for issuance or outstanding. All of the shares of capital stock of GTFM outstanding are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 5.2 of the Seller Disclosure Schedule, free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement), or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which GTFM or any of the Sellers is a party or by which GTFM or any of the Sellers is bound. Except as set forth in Section 5.2 of the Seller Disclosure Schedule, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to which GTFM or the Sellers are a party or are otherwise bound entitling any Person to purchase or otherwise acquire (including by exchange or conversion) from GTFM or any GTFM Subsidiary any shares of capital stock of GTFM. Except as set forth in the Put Agreement (which is currently being contested pursuant to pending legal proceedings), there are no outstanding obligations of GTFM or any of its Subsidiaries to redeem, repurchase or otherwise acquire any of the shares of capital stock of GTFM or any shares of capital stock (or other ownership interests) of any of its Subsidiaries. Neither GTFM nor any GTFM Subsidiary has outstanding any bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of shares of capital stock of GTFM may consent or vote ("GTFM Voting Debt"). There are no options, warrants, rights, convertible or exchangeable Securities, "phantom" interests or other ownership interest appreciation rights, commitments, Contracts, arrangements or undertakings of any kind to which GTFM or any of the GTFM Subsidiaries is a party or by which any of them is bound (i) obligating GTFM or any of the GTFM Subsidiaries or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of GTFM or capital stock (or other ownership interests) of any GTFM Subsidiary, or any security convertible into or exercisable or exchangeable for any of the foregoing or for GTFM Voting Debt,
(ii) obligating GTFM or any GTFM Subsidiary or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, Contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of GTFM or capital stock (or other ownership interests) of any GTFM Subsidiary, or (iv) that give rise to a right to receive any payment from GTFM or any GTFM Subsidiary upon the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, except as set forth in Section 5.2 of the Seller Disclosure Schedule. Notwithstanding the
disclosures set forth in Section 5.2 of the Seller Disclosure Schedule or otherwise, the shares of GTFM to be acquired by the KCS Purchasers and by KCS Sub pursuant to this Agreement shall be acquired by the KCS Purchasers and KCS Sub free and clear of any and all Encumbrances, except for any Encumbrances (y) created by the KCS Purchasers or their Affiliates or (z) by operation of law which does not involve a breach by TMM or any Affiliate of any provision of this Agreement.

     SECTION 5.3 GTFM AND GTFM SUBSIDIARIES.

     (a) Section 5.3 of the Seller Disclosure Schedule lists each GTFM Subsidiary and its jurisdiction of incorporation or organization and the outstanding shares of capital stock and other ownership interests, if any, of the GTFM Subsidiaries, and the record owner thereof. All of the outstanding shares of capital stock of, or other equity interests in, each of the GTFM Subsidiaries have been validly issued and are fully paid and nonassessable and such shares or interests are owned directly or indirectly by GTFM free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except as set forth in Section 5.3 of the Seller Disclosure Schedule. Except for the capital stock or other ownership interests of the GTFM Subsidiaries as set forth in Section 5.3 of the Seller Disclosure Schedule, GTFM does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

     (b) Neither GTFM nor any of the GTFM Subsidiaries engage in or conduct any business other than as set forth in the GTFM Form 20-F, or as set forth in
Section 5.3 of the Seller Disclosure Schedule. Neither GTFM nor any of the GTFM Subsidiaries has taken any action or commenced or threatened any legal proceeding for the administration, winding-up or provisional winding-up or dissolution of GTFM or any of the GTFM Subsidiaries or seeking to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of any of the properties, revenues, undertakings or assets of GTFM or any of the GTFM Subsidiaries, nor have any orders been made for any of the foregoing.

     SECTION 5.4 AUTHORITY; NO VIOLATION.

     (a) TMM, TMMH, MM and GTFM each has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which any of TMM, TMMH, MM or GTFM is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on their respective parts, and no other corporate action on the part of TMM, TMMH, MM or GTFM, as the case may be, is necessary to approve this Agreement or the Ancillary Agreements to which it is a party or to authorize or consummate the transactions contemplated hereby or thereby, other than approvals from the shareholders of TMM, TMMH and MM, to be obtained as provided in Section 5.5. TMM has received the opinion of JP Morgan Securities, Inc. to the effect that the consideration to be received in the Acquisition is fair from a financial point of view to TMM. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by TMM, TMMH, MM and GTFM (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the

Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other Parties hereto and thereto) constitute valid and binding obligations of TMM, TMMH, MM and GTFM (except for those Ancillary Agreements that are not dated the date hereof or, by their terms are not effective at the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of TMM, TMMH, MM and GTFM at the Closing or the effective date thereof, as the case may be), enforceable against TMM, TMMH, MM and GTFM in accordance with their terms, except as (i) the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity), and (ii) rights to indemnification may be limited by the Securities Laws and the policies underlying such laws.

     (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by TMM, TMMH, MM or GTFM nor the consummation by TMM, TMMH, MM or GTFM of any of the transactions contemplated hereby or thereby to be performed by them, nor compliance by TMM, TMMH, MM or GTFM with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Charter or Bylaws of TMM, TMMH or MM or the Charter or Bylaws or comparable organizational documents of GTFM or any GTFM Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 5.5 are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which TMM, TMMH, MM, GTFM or the GTFM Subsidiaries or any of their respective properties, Contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance other than any Permitted Encumbrance upon the properties, Contracts or assets of TMM, TMMH, MM, GTFM or the GTFM Subsidiaries under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries is a party, or by which TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries or any of their properties or assets may be bound or affected, except, in the case of this clause (ii), would not have or be reasonably expected to have, individually or in the aggregate, a GTFM Material Adverse Effect or result in an Encumbrance on the GTFM Shares.

     SECTION 5.5 CONSENTS AND APPROVALS.

     (a) The affirmative vote of the holders of a majority of the outstanding shares of Series A Shares of TMM (the "TMM Stockholder Approval"), is the only vote of the holders of any Security of TMM necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements. Holders of more than a majority of the outstanding shares of Series A Shares of TMM have (i) entered into the Voting Trust with respect to 7,841,343 Series A Shares of TMM pursuant to which they have transferred such shares to an irrevocable trust for the purpose of assuring that such shares are voted in favor of the

TMM Stockholder Approval, and (ii) entered into the Amendment to the Trust Agreement, with respect to 574,150 Series A Shares of TMM pursuant to which the settlors have irrevocably instructed, and the trustee under such agreement has irrevocably agreed, to vote the shares in favor of the TMM Stockholder Approval. The affirmative vote of the shares subject to the Voting Trust and the Amendment to the Trust Agreement, when it occurs, will be sufficient to constitute TMM Stockholder Approval. The Voting Trust and Amendment to the Trust Agreement are valid and binding obligations of the signatories thereto, enforceable in accordance with their terms. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of TMMH (the "TMMH Stockholder Approval") is the only vote of the holders of any Security of TMMH necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements and the affirmative vote of the holders of a majority of the outstanding shares of capital stock of MM (the "MM Stockholder Approval") is the only vote of the holders of any Security of MM necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements (collectively, the "Subsidiary Approvals"). As a part of the TMM Stockholder Approval, TMM, as holder owning all (but one) of the shares of TMMH entitled to vote, will be irrevocably instructed to irrevocably vote all such shares in favor of the TMMH Stockholder Approval. As a part of the TMMH Stockholder Approval, TMMH, as holder of more than 91% of the shares of MM entitled to vote, will be irrevocably instructed to irrevocably vote such shares in favor of the MM Stockholder Approval.

     (b) Except (i) as set forth in Section 5.5(a), in Section 5.5 of the Seller Disclosure Schedule or in the Ancillary Agreements, (ii) the prior approval of the Mexican Foreign Investments Commission, (iii) clearance by the Mexican Antitrust Commission, (iv) notice to the Mexican Ministry of Communications and Transportation, (v) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (vi) any required filings with the NYSE, (vii) the filing of the Certificate of Merger, and (viii) the expiration or earlier termination of the waiting period under the HSR Act, no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary on the part of the Sellers in connection with the execution and delivery by each Seller of this Agreement or the Ancillary Agreements to which it is a party and the consummation by the Sellers of the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements other than such consents, approvals, filings, declarations or registrations which if not obtained would not reasonably be expected to delay materially the Closing or have a GTFM Material Adverse Effect. To the best of Sellers' Knowledge, no control share, anti-takeover or similar statute under the Laws of the UMS is applicable to the transactions contemplated hereby or by the Ancillary Agreements.

     SECTION 5.6 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Except as set forth in Section 5.6 or Section 5.11 of the Seller Disclosure Schedule, the audited consolidated financial statements of GTFM and its consolidated Subsidiaries and the audited consolidated financial statements of TFM and its consolidated subsidiaries for the period ended December 31, 2003, previously provided to KCS (the "GTFM Financial Statements") present fairly, in all material respects, in conformity with IFRS applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of GTFM and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. The reconciliation ("Reconciliation") to U.S. GAAP from IFRS of the GTFM Financial Statements prepared by PriceWaterhouseCoopers, provided by GTFM to KCS, fairly presents in all material respects all adjustments necessary to reflect the presentation of such financial statements on a U.S. GAAP basis. Except as set forth in the GTFM Financial Statements, neither GTFM nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IFRS to be set forth on a consolidated balance sheet of GTFM and the consolidated GTFM Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a GTFM Material Adverse Effect.


     SECTION 5.7 CONTRACTS.

     (a) Section 5.7 of the Seller Disclosure Schedule sets forth a complete and accurate list or description, as of the date of this Agreement, of all
Contracts: (i) pursuant to which GTFM or any of the GTFM Subsidiaries is either obligated to pay or entitled to receive in excess of $10 million in any year (that is not otherwise required to be disclosed pursuant to this Section 5.7),
(ii) that are employment, management, consulting or severance agreements with any officer or director of GTFM or any of the GTFM Subsidiaries, (iii) that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of GTFM or any of the GTFM Subsidiaries to compete (geographically or otherwise) in any line of business or which would so limit the Surviving Company or any of its Subsidiaries after the Effective Time, (iv) that are trackage rights agreements, interline or interchange agreements with other railroads, or (v) that constitute nondisclosure agreements or confidentiality agreements which could reasonably be expected to have a significant effect on the conduct of the GTFM Business or the business of the Surviving Company ((i) through (v) collectively, the "Scheduled Contracts").

     (b) As of the date of this Agreement, each of the Scheduled Contracts is a legal, valid and binding obligation of GTFM or the GTFM Subsidiaries (assuming the due authorization, execution and delivery by the other Parties thereto) and is in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or in equity).

     (c) As of the date of this Agreement, neither GTFM nor any of the GTFM Subsidiaries has received notice of cancellation of or default under or intent to cancel or call a default under any of the Scheduled Contracts. Assuming receipt of the consents and approvals set forth in Section 5.5, to the best of the Sellers' Knowledge, nothing has occurred which with or without notice or lapse of time or both would constitute a material breach of or a material default under any of the Scheduled Contracts.

     (d) On and after the Closing Date, GTFM, TFM and their respective Subsidiaries shall have no liability or obligation under or with respect to any agreement or arrangement with Jose Joaquin de Teresa y Polignac ("De Teresa") or any of its affiliates (the "De Teresa Agreements") other than pursuant to the ongoing litigation matters identified in Section 5.7 of the Seller Disclosure Schedule (the "Ongoing Litigation Matters"). Since May 17, 2004 through the date of this Agreement, (i) no amount has been paid by or on behalf of GTFM or any GTFM Subsidiary to De Teresa other than for Ongoing Litigation Matters, and (ii) the amounts paid or payable for the Ongoing Litigation Matters have not exceeded the amount set forth in Section 5.7(d) of the Seller Disclosure Schedule.

     SECTION 5.8 INTELLECTUAL PROPERTY RIGHTS.

     (a) With respect to all Intellectual Property used in the conduct of the GTFM Business, GTFM or a GTFM Subsidiary either has all right, title and interest in or valid and binding rights under Contract to use such Intellectual Property, except where the failure to have such rights would not reasonably be expected to have a GTFM Material Adverse Effect. Except as disclosed in Section
5.8 of the Seller Disclosure Schedule or as would not reasonably be expected to have a GTFM Material Adverse Effect, (i) all registrations with and applications to Governmental Authorities in respect of Intellectual Property owned by GTFM or any GTFM Subsidiary are valid and in full force and effect, (ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by GTFM or any GTFM Subsidiary in respect of such Intellectual Property, (iii) to the Knowledge of the Sellers neither GTFM nor any GTFM Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any Contract to use such Intellectual Property, and (iv) to the Knowledge of the Sellers, such Intellectual Property owned by GTFM or any GTFM Subsidiary is not being infringed by any other Person. Neither GTFM nor any GTFM Subsidiary has received notice that GTFM or any GTFM Subsidiary is infringing in any material respect any Intellectual Property of any other Person, to the Knowledge of Sellers, no claim is pending or has been made to such effect that has not been resolved and, to the Knowledge of the Sellers, neither GTFM nor any GTFM Subsidiary is infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a GTFM Material Adverse Effect. GTFM owns and will own at the Closing, all right, title and interest in and to that certain trademark of mixed type registered with the Mexican Institute of Industrial Property under number 53951, class 37, in connection with the name "TFM" and its design.

     SECTION 5.9 EMPLOYEE BENEFIT MATTERS.

     (a) Section 5.9 of the Seller Disclosure Schedule sets forth a true and complete list of each material pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, funded or unfunded, to any current or former director, officer or employee (or to any dependent or beneficiary thereof) of GTFM or any GTFM Subsidiary under which GTFM or any GTFM Subsidiary has any present or future material obligation or liability, whether actual or contingent. Each such plan, agreement, program, policy and arrangement shall be referred to as a "Benefit Plan." Each Benefit Plan is further designated in Section 5.9 of the Seller Disclosure Schedule as either currently or formerly maintained, sponsored or contributed to by GTFM or any GTFM Subsidiary (a "GTFM Benefit Plan") or by any other entity (in which case such entity is identified). Neither GTFM nor any GTFM Subsidiary, nor to the Knowledge of Sellers, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any GTFM Benefit Plan, other than with respect to a modification, change or termination required by Applicable Law.

     (b) With respect to each Benefit Plan, GTFM has delivered or made available to KCS true, current, correct and complete copies of (i) each Benefit Plan (or, if not written, a written summary of its material terms), including all plan documents, adoption agreements, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (ii) any summaries and summary plan descriptions, including any summary of material modifications, distributed to Benefit Plan participants, (iii) the most recent actuarial report or other financial statement relating to such Benefit Plan, as applicable, and (iv) all filings made with any Governmental Authorities with respect to any Benefit Plan.

     (c) Each Benefit Plan has been administered in material compliance with its terms and all Applicable Laws and material contributions required to be made under the terms of any of the Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected in the GTFM Financial Statements. With respect to the Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which GTFM could be subject to any material liability (other than for liabilities to pay benefits) under the terms of, or with respect to, such Benefit Plans, or any Applicable Law.

     (d) Except as disclosed in Section 5.9 of the Seller  Disclosure  Schedule:
(i) there has been no prohibited  transaction  (within the meaning of Applicable
Law) with respect to any Benefit Plan that could result in material liability to GTFM or the Surviving Company, (ii) subject to compliance with Applicable Law, each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than liability for ordinary administrative expenses typically incurred in a termination event), (iii) no suit, administrative proceeding, action or other litigation has been brought or, to the Knowledge of Sellers, is threatened, against or with respect to any such Benefit Plan, including any audit or inquiry by any Governmental Authority, (iv) all tax, annual reporting and other governmental filings required have been timely filed with the appropriate Governmental Authority and all notices and disclosures have been timely provided to participants, and (v) each Benefit Plan meets the requirement for deductibility under the Law and regulations of the UMS.

     (e) No Benefit Plan exists, and no other payment shall be made that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with a subsequent event), could result in the payment to any employee of the GTFM Group of any money or other property or could result in the increase, acceleration or provision of any payments, other rights or benefits to any such employee.

     SECTION 5.10 LABOR AND OTHER EMPLOYMENT MATTERS.

     (a) Sellers have delivered to KCS a complete and accurate list (giving name and current payroll compensation) of each current employee of each company in the GTFM Group as of the date of this Agreement. Except as set forth in Section
5.10 of the Seller Disclosure Schedule, none of the members of the GTFM Group has any responsibility or liability to any of its employees for any delinquent payments of wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employee or paid to such employee for mandatory profit sharing, housing, mandatory retirement benefits, vacation benefits or social security benefits required under the Laws of the UMS in an amount that would have a GTFM Material Adverse Effect.

     (b) Except as set forth in Section 5.10 of the Seller Disclosure Schedule or as would not reasonably be expected to have a GTFM Material Adverse Effect, each of the members of the GTFM Group (i) are in compliance in all material respects with all Applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours and any other Law applicable to any of their employees, and (ii) has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing.

     (c) Except as set forth in Section 5.10 of the Seller Disclosure Schedule or, with respect to notices received after the date hereof by TMM or any TMM Subsidiaries, disclosed in writing to KCS prior to the Closing, no current officer of any member of the GTFM Group has given written notice to TMM or any TMM Subsidiary of such person's termination of employment with the GTFM Group.

     (d) Except as described in Section 5.10 of the Seller Disclosure Schedule, the Mexican Railway Workers Union (EL SINDICATO DE TRABAJADORES FERROCARRILEROS DE LA REPUBLICA MEXICANA) is the only trade union or labor union representing any employees of GTFM or any GTFM Subsidiary. Sellers have provided to KCS a true and complete copy of the collective bargaining agreement and any amendments thereof. Neither GTFM nor any of the GTFM Subsidiaries is a party, or is otherwise subject, to any other collective bargaining agreement or other labor union contract applicable to its employees. There are no material activities or proceedings by a labor union or representative thereof to organize any employees of GTFM or any of the GTFM Subsidiaries. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, there are no pending negotiations between GTFM or any of the GTFM Subsidiaries and any labor union or representative thereof regarding any proposed material changes to any existing collective bargaining agreement and no such collective bargaining agreement is subject to expiration or renewal within one year after the date hereof or the extension or renewal of such an agreement or the entering of any such agreement. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, there are no pending, and none of GTFM or any of the GTFM Subsidiaries has experienced since March 31, 2004 any, material labor disputes, lockouts, strikes, slowdowns, work stoppages, or threats thereof nor, to the Knowledge of Sellers, has any event occurred or does any circumstance exist that would provide a reasonable basis for any such dispute, lockout, strike, slowdown, work stoppage or threat thereof. Except as set forth in Section 5.10 of the Seller Disclosure Schedule, GTFM and the GTFM Subsidiaries are not in default and have not breached in any material respect the terms of any applicable collective bargaining or other labor union contract, and there are no material claims or grievances outstanding against GTFM, any of the GTFM Subsidiaries, or any of their respective employees under any such agreement or contract.

     (e) Except as specified in Section 5.10 of the Seller Disclosure  Schedule,
(i) there are no claims, disputes or actions pending, or to the Knowledge of Sellers threatened, between GTFM or any of the GTFM Subsidiaries, on the one hand, and any of their employees, on the other hand, and (ii) to the Knowledge of Sellers, there are no facts or circumstances involving any employee that would form the basis of, or give rise to, any cause of action, including unlawful termination based on discrimination of any kind, except in case of such clause (i) or (ii) as would not reasonably be expected to have, individually or in the aggregate, a GTFM Material Adverse Effect.

     SECTION 5.11 TAX MATTERS.

     (a) Except as set forth in Section 5.11 of the Seller Disclosure Schedule or as would not have a GTFM Material Adverse Effect, all Tax Returns and reports of GTFM and the GTFM Subsidiaries required to be filed on or before the Closing Date have been duly and timely filed (taking into account all proper extensions) with the appropriate Taxing Authorities and all such Tax Returns were complete, correct and accurate. All Taxes shown on such Tax Returns as owed by GTFM or the GTFM Subsidiaries have been paid.

     (b) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has received any written notice of deficiency or assessment from any Taxing Authority with respect to material liabilities for Taxes of GTFM or any of the GTFM Subsidiaries which have not been paid or finally settled. No claim has ever been made in writing by an authority in a jurisdiction where GTFM or any of the GTFM Subsidiaries do not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. Except as set forth in Section 5.11 of the Seller Disclosure Schedule, no audit of any Tax Return concerning GTFM or any of the GTFM Subsidiaries is pending, being conducted, or to the Knowledge of Sellers, threatened to be instituted by a Taxing Authority. Except as set forth in
Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has in effect a waiver of any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that will be in effect as of the Closing Date.

     (c) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there are no liens for Taxes on any assets of GTFM or any of the GTFM Subsidiaries other than liens for current Taxes (i) not yet due and payable, or
(ii) that would not have a GTFM Material Adverse Effect.

     (d) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has any liability for the Taxes of any other Person as a transferee or successor, by Contract, for withholding or otherwise.

     (e) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there are no Tax sharing or Tax indemnity agreements or similar arrangements with respect to or involving GTFM or any of the GTFM Subsidiaries, other than agreements among GTFM and the GTFM Subsidiaries in which GTFM owns directly or indirectly all equity interest.

     (f) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, each of GTFM and the GTFM Subsidiaries has complied in all material respects with all applicable governmental rules relating to the payment, collection and withholding of Taxes.

     (g) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there is no Tax litigation pending or to the Knowledge of Sellers threatened against GTFM and/or the GTFM Subsidiaries.

     (h) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries will suffer any adverse tax consequences under the Laws of the UMS from ceasing, as a result of the Acquisition, to be members of the TMM consolidated group.

     (i) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, during the period from the date of the GTFM Financial Statements until the date of this Agreement, GTFM and each of the GTFM Subsidiaries (i) have made no change in any accounting method used for Tax purposes or in depreciation or amortization policies, and have made no election for Tax purposes which is not consistent with the method, policies and elections made prior to the date of the GTFM Financial Statements, and (ii) have not settled any pending Tax audits or settled any Tax liability.

     (j) The net operating loss carry forwards of GTFM and the GTFM Subsidiaries shown on the most recent Tax Returns for GTFM and the GTFM Subsidiaries are not subject to reduction as a result of consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than any reduction in connection with the Final Resolution of the VAT Claim and Put).

     SECTION 5.12 LEGAL PROCEEDINGS. Except (i) as set forth in Section 5.12 of the Seller Disclosure Schedule, and (ii) for actions brought or threatened to be brought by or on behalf of KCS and its Affiliates or their respective officers, directors, employees or agents, including persons named by them as directors or alternate directors of GTFM or any GTFM Subsidiary, there are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature whether in the UMS or elsewhere (collectively, "Proceedings") that are pending or, to the Knowledge of Sellers, threatened against GTFM or any of the GTFM Subsidiaries or any of their respective directors or officers (in their capacities as such) or the GTFM Assets or the GTFM Business, which if determined adversely would have a GTFM Material Adverse Effect, or that challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements. The Proceedings set forth in Section 5.10 of the Seller Disclosure Schedule under the heading "List of Direct Lawsuits Against GTFM By Former TFM Employees" are not reasonably expected to have a GTFM Material Adverse Effect. There is no injunction, order, judgment or decree imposed upon GTFM or any of the GTFM Subsidiaries, any material portion of the GTFM Assets or the GTFM Business.
Section 5.12 of the Seller Disclosure Schedule sets forth a complete and accurate list of all Proceedings which any of Sellers, any of Sellers' Subsidiaries, or to the Knowledge of Sellers, any of Sellers', or their Subsidiaries', respective officers, directors, agents or representatives, including persons named by TMM as directors or alternate directors of GTFM or any GTFM Subsidiary, have filed or caused to be filed against KCS, any KCS Subsidiary or any of their respective officers, directors or stockholders, in their capacity as such.

     SECTION 5.13 PERMITS AND COMPLIANCE.

     (a) Except as set forth in Section 5.13 of the Seller Disclosure Schedule, GTFM and each of the GTFM Subsidiaries hold all licenses, franchises, concessions, decrees, permits and authorizations required under Applicable Law (collectively, "Permits") to operate the GTFM Business as currently conducted where the failure to hold such Permits would reasonably be expected to have a GTFM Material Adverse Effect. Each of GTFM and the GTFM Subsidiaries (i) holds, and at all times has held, and at Closing will hold, all Permits for the lawful ownership, operation and use of the GTFM Assets and the conduct of the GTFM Business, (ii) has been and is in compliance with each such Permit, and (iii) has not received notice asserting any violation of any such Permit, in each case, where the failure to hold or comply or such violation would reasonably be expected to have a GTFM Material Adverse Effect.

     (b) Except (i) as set forth in Section 5.13 of the Seller Disclosure Schedule, (ii) for normal examinations conducted by any Governmental Authority in the regular course of the business of GTFM and the GTFM Subsidiaries, or
(iii) as would not reasonably be expected to have a GTFM Material Adverse Effect, since December 31, 2003, no Governmental Authority has provided written notice to GTFM or any of the GTFM Subsidiaries of any threatened proceeding or investigation into the business or operations of GTFM or any of the GTFM Subsidiaries or any of their members, officers, directors or employees in their capacity as such with GTFM or any of the GTFM Subsidiaries and, to the Knowledge of the Sellers, no such proceedings or investigations are contemplated. Except as set forth in Section
5.13 of the Seller Disclosure Schedule, there is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of GTFM or any of the GTFM Subsidiaries.

     (c) Except as set forth in Section 5.13 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries is in violation of any Applicable Laws or orders of any Governmental Authority except as would not reasonably be expected to have a GTFM Material Adverse Effect. No event has occurred or exists that would (with or without notice or lapse of time) give rise to any obligation on the part of GTFM or any of the GTFM Subsidiaries to undertake or to bear all or any portion of the cost of any remedial action of any nature which would reasonably be expected to have a GTFM Material Adverse Effect.

     (d) Without limiting the generality of the foregoing, to the Knowledge of Sellers no basis exists for revocation, material modification or termination prior to the expiration, of the Concession, except as set forth in Section 5.13 of the Seller Disclosure Schedule.

     SECTION 5.14 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, GTFM and each of the GTFM Subsidiaries (i) are in compliance with, and are not subject to any liability under, in each case with respect to all, applicable Environmental Laws, (ii) hold all Environmental Permits necessary to conduct their current operations, and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not be expected to have a GTFM Material Adverse Effect. Except as set forth in Section
5.14 of the Seller Disclosure Schedule, or as would not reasonably be expected to have a GTFM Material Adverse Effect, neither GTFM nor any of the GTFM Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that GTFM or any of the GTFM Subsidiaries may be in violation of, or liable under, any Environmental Law. Except as set forth in
Section 5.14 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries (x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of the Sellers, threatened, with respect thereto, or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of the Sellers, any claim threatened, by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials. Except as set forth in Section 5.14 of the Seller Disclosure Schedule, none of the real property owned or leased or operated by GTFM or any of the GTFM Subsidiaries is listed or, to the Knowledge of the Sellers, proposed for listing on any list of sites maintained by any Governmental Authority requiring investigation or cleanup.

     SECTION 5.15 PROPERTIES. Section 5.15 of the Seller Disclosure Schedule sets forth a true and complete list of all real property and interests in real property owned or leased by GTFM or any of the GTFM Subsidiaries and a summary of the lease agreements with respect thereto (true and correct copies of which leases have been provided to KCS) and a true and complete list of all personal property, equipment and fixtures (other than items having a book value of less than $1 million individually) owned by GTFM or any of the GTFM Subsidiaries, all of which personal property, equipment and fixtures are in good condition and repair, normal wear and tear excepted. Each of GTFM and the GTFM Subsidiaries has good and marketable title to, or valid and enforceable leasehold or concession interests in, all of its properties and tangible assets necessary to conduct the GTFM Business as currently conducted except where the failure to have such title or interest would not reasonably be expected to have a GTFM Material Adverse Effect. All such property and assets which constitute personal property, equipment, and fixtures, are in good condition and repair, normal wear and tear excepted. Except as set forth in Section 5.15 of the Seller Disclosure Schedule, all of such assets and properties, other than assets and properties in which GTFM or any of the GTFM Subsidiaries has a leasehold interest, are free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances which would not individually or in the aggregate reasonably be expected to have a GTFM Material Adverse Effect. Each of GTFM and the GTFM Subsidiaries has complied in all material respects with the terms of all leases and concessions (including the Concession) to which it is a party and under which it is in occupancy, and all such leases and concessions (including the Concession) are in full force and effect.


     SECTION 5.16 INSURANCE. Section 5.16 of the Seller Disclosure Schedule includes a list of all policies of fire, liability, product liability, workers' compensation, health and other forms of insurance in effect as of the date of this Agreement with respect to the GTFM Business (the "GTFM Insurance Policies"), including the named insured(s) and all beneficiaries thereunder, and true and complete copies of the GTFM Insurance Policies have been delivered to KCS. Neither GTFM, nor any of the GTFM Subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been rescinded by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of GTFM and each of the GTFM Subsidiaries have been conducted in a manner so as to conform in all material respects to all material provisions of the GTFM Insurance Policies.


     SECTION 5.17 NO OTHER BROKER. Other than J.P. Morgan Chase and Elek, Moreno-Valle y Asociados, S.A. de C.V. ("EMVA"), the fees and expenses of which have been or will be paid by TMM, no broker, finder or similar intermediary is entitled to any broker's, finder's or similar fee or other remuneration from or as a result of engagement by Sellers or any of their respective Affiliates in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

     SECTION 5.18 NO GTFM MATERIAL ADVERSE EFFECT. Since December 31, 2003, (i) GTFM and the GTFM Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, except as set forth in
Section 5.18 of the Seller Disclosure Schedule, and (ii) there has not been (x) any GTFM Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a GTFM Material Adverse Effect, or (y) to the Knowledge of Sellers, any event or development that would, individually or in the aggregate, reasonably be expected to materially delay or prevent the consummation of, or the performance by Sellers or any of their respective Affiliates, of any of their obligations under, this Agreement or any of the Ancillary Agreements, to which any Seller is a party.


     SECTION 5.19 SUFFICIENCY OF AND TITLE TO ASSETS. GTFM and each of the GTFM Subsidiaries owns or licenses, and upon the consummation of the Merger, the Surviving Company and its Subsidiaries will own or license, all right, title and interest in and to all of the properties, assets, Contracts and rights of any kind, whether tangible or intangible, real or personal (including the Concession), necessary to enable GTFM, the GTFM Subsidiaries (prior to the Closing) and the Surviving Company (after the Closing) to conduct the GTFM Business as presently conducted (the "GTFM Assets"), free and clear of any Encumbrances other than Permitted Encumbrances, except as set forth in Section
5.19 of the Seller Disclosure Schedule.


     SECTION 5.20 INFORMATION IN FILED DOCUMENTS. None of the information regarding any of TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries supplied or to be supplied by Sellers in writing prior to the Closing expressly for inclusion or incorporation by reference in any documents to be filed with any Governmental Authority prior to the Closing in connection with the transactions contemplated hereby, including the proxy materials to be filed with the SEC by KCS in connection with the Merger, will, at the respective times such information is supplied, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


     SECTION 5.21 AFFILIATE AGREEMENTS. Section 5.21 of the Seller Disclosure Schedule sets forth a complete and accurate list or description, as of the date of this Agreement, of all Contracts, understandings and arrangements between GTFM or any GTFM Subsidiary, on the one hand, and TMM or any TMM Affiliate (other than GTFM and its Subsidiaries), on the other hand (the "Affiliate Agreements") (other than this Agreement, the Ancillary Agreements and the other Agreements contemplated herein and therein to be entered into in connection with the transactions contemplated hereby and thereby) and identifying those: (i) Affiliate Agreements which shall continue in effect in accordance with their terms after the Closing Date (the "Continuing Affiliate Agreements"), and (ii) Affiliate Agreements which shall be terminated as of the Closing Date (in each case without penalty or obligation to GTFM or any GTFM

Subsidiary). With respect to the Affiliate Agreements, other than the Continuing Affiliate Agreements, (w) KCS or a KCS Affiliate shall be entitled to terminate any or all of those agreements after ninety (90) days following the Closing Date at its sole discretion upon sixty (60) days notice and without liability or further obligation thereunder, (x) TFM and its Affiliates after the Closing Date shall be liable under those agreements only for the contracted basic charge for services and not for any other charges, expenses, costs, interest, or penalties, and (y) neither TFM, nor any entity which is after the Closing Date an Affiliate of TFM, shall be responsible for any charges, payments, expenses, or other costs incurred under those agreements prior to May 17, 2004.


     SECTION 5.22 NO LOSS OF SIGNIFICANT CUSTOMERS. From January 1, 2004 through the Business Day immediately preceding the date of this Agreement, neither GTFM nor any of the GTFM Subsidiaries has had any customer which has canceled, terminated or failed to renew, or threatened in writing to do so, any Contract with such entity which accounted for more than $10 million in revenues to such entity in the year ended December 31, 2003.


     SECTION 5.23 TRADING IN AND OWNERSHIP OF KCS COMMON STOCK. None of Sellers or any of their respective Affiliates has, during the sixty (60) Business Days prior to the date hereof, either directly or indirectly, bought or sold, or otherwise effected any trade in any shares of KCS Common Stock, or any Security derivative of KCS Common Stock and none of Sellers or any of their respective Affiliates, own as of the date of this Agreement any shares of KCS Common Stock or any security derivative of KCS Common Stock.


     SECTION 5.24 SOLVENCY. No insolvency or bankruptcy proceedings against TMM or any of its Subsidiaries are pending as of the last Business Day preceding the date of this Agreement.


     SECTION 5.25 TERMINATION OF OPTION AGREEMENT. The Amended and Restated Option Agreement between MM and The Bank of New York, as Trustee, dated October 25, 2002, as amended (the "Option Agreement"), entered into in connection with the Logistics Trust 2000-A (the "Trust") formed pursuant to the Second Amended and Restated Master Trust Agreement, dated as of December 10, 2002 (the "Master Trust Agreement"), between TMM and The Bank of New York, as Trustee, has been terminated, and the Master Trust Agreement and the Transaction Documents (as defined in the Master Trust Agreement) have been amended, so that as of the date of this Agreement and the Closing Date (i) there is and shall be no outstanding option, warrant, right, subscription, call, legally binding commitment or other agreement or right of any kind entitling any Person (including The Bank of New York, as Trustee of the Trust) to acquire, or any other Encumbrance arising under such agreements on, any shares of capital stock of GTFM, (ii) the provision in Section 6.4 of the Option Agreement requiring a written agreement to be bound by the terms of the Option Agreement and related agreements does not and shall not apply to the purchase of the GTFM

Shares under this Agreement, and (iii) the purchase of the GTFM Shares hereunder will be effective without KCS or any Subsidiary of KCS entering into any agreement to be bound by the terms of the Option Agreement and related agreements. MM has caused each legend affixed to any stock certificates evidencing GTFM Shares pursuant to the Option Agreement to be cancelled or removed, and MM has caused any annotation that was required by the Option Agreement to be placed in the Stock Registry Book of GTFM to be cancelled or removed. The Amended and Restated Put Option Agreement between MM and The Bank of New York, as Trustee, dated October 25, 2002, as amended, entered into in connection with the Trust has been terminated, and the Master Trust Agreement and the Transaction Documents (as defined in the Master Trust Agreement) have been amended so that as of the date of this Agreement and the Closing Date there is and shall be no obligation of KCS, the KCS Purchasers or any of their Affiliates to purchase or otherwise acquire any certificate or other interest in or related to the Trust.

                                   ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF KCS

     Except as set forth in the disclosure schedule attached as Exhibit B to this Agreement (the "KCS Disclosure Schedule"), KCS hereby represents and warrants to each of the Sellers as follows:

     SECTION 6.1 ORGANIZATION AND RELATED MATTERS.

     (a) KCS is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. KCS has the corporate power and authority and each of its Subsidiaries has the corporate or other applicable power and authority necessary to carry on their respective businesses in the manner they are now being conducted and to own, lease and operate all of their respective properties and assets.

     (b) KCS and each of its respective Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except in jurisdictions where the failure of such license or qualification would not individually or in the aggregate have a KCS Material Adverse Effect.

     SECTION 6.2 AUTHORITY; NO VIOLATION.

     (a) Each of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex and no other corporate action on any of their parts is necessary to approve this Agreement or the Ancillary Agreements to which it is a party or authorize or consummate the transactions contemplated hereby and thereby, except for obtaining the KCS Stockholder Approval as described in Section 6.3. KCS or its Affiliates have taken all actions required to be taken on their part to approve the execution, delivery and performance by GTFM of this Agreement and any Ancillary Agreements to which GTFM is a Party. KCS has received the opinion of Morgan Stanley & Co., Incorporated, to the effect that the Acquisition is fair from a financial point of view to KCS. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by KCS, KARA Sub, KCS Sub, KCS Investment and Caymex (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other Parties hereto and thereto) constitute valid and binding obligations of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of KCS, KARA Sub, KCS Sub, KCS Investment and Caymex at the Closing), enforceable against each of them in accordance with their terms, except as (i) the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity), and (ii) rights to indemnification may be limited by the Securities Laws and the policies underlying such laws.

     (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by KCS, KARA Sub, KCS Sub, KCS Investment and Caymex nor the consummation by them of the transactions contemplated hereby or thereby to be performed by them, nor compliance by them with any of the terms or provisions hereof or thereof, will (i) violate any provision of their respective Certificates of Incorporation or Bylaws, (ii) assuming that the consents and approvals referred to in Section 6.3 are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which KCS or any of its Subsidiaries or any of its properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance upon the properties, contracts or assets of KCS, KARA Sub, KCS Sub, KCS Investment or Caymex under, or require any notice, approval or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which KCS or any of its Subsidiaries is a party, or by which KCS or any of its Subsidiaries, or any of its properties or assets, may be bound or affected except in the case of this clause (ii) in each case as would not have or reasonably be expected to have a KCS Material Adverse Effect.

     (c) The shares of KCS Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement will be duly and validly issued, fully paid and non-assessable and free of any pre-emptive rights (except those provided in the Stockholders' Agreement) and entitled to the benefits and rights set forth in the Certificate of Incorporation of KCS, as in effect at the Effective Time.

     SECTION 6.3 CONSENTS AND APPROVALS.

     (a) The affirmative vote of the holders of a majority of the votes cast by the holders of all outstanding shares of KCS Common Stock and KCS Preferred Stock, voting together as a single class, to approve the issuance of the Common Stock in accordance with the Del. G.C.L. and the rules of the NYSE (the "KCS Stockholder Approval"), is the only vote of the holders of any Security of KCS necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) Except (i) as set forth in Section 6.3(a), (ii) the prior approval of the Mexican Foreign Investments Commission, (iii) clearance by the Mexican
Competition Commission, (iv) notice to the Mexican Ministry of Communications and Transportation, (v) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (vi) any required filings with the NYSE, (vii) the filing of the Certificate of Merger, and (viii) the expiration or earlier termination of the waiting period under the HSR Act, no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary in connection with the execution and delivery by KCS of this Agreement and the Ancillary Agreements to which it is a party and the consummation by KCS of the Acquisition or the other transactions contemplated by this Agreement and the Ancillary Agreements.

     (c) The Board of Directors of KCS (the "KCS Board") has approved this Agreement, the Ancillary Agreements, and the Acquisition contemplated herein, including the issuance of more than 15% of the outstanding voting stock of KCS pursuant to the Acquisition, to ensure that the restrictions on business combinations set forth in Section 203 of the Del. G.C.L. will not apply to the Acquisition or to the consummation of the other transactions referred to in this Agreement and the Ancillary Agreements (including the exercise of pre-emptive rights under and in accordance with the terms of the Stockholders' Agreement). Prior to Closing, KCS shall take all corporate action necessary to amend the KCS Stockholder Rights Plan so that the acquisition of the KCS Common Stock pursuant to this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements will not constitute a "trigger event" under the KCS Stockholder Rights Plan. To the best of KCS's Knowledge, except for Section 203 of the Del. G.C.L., no control share, anti-takeover or similar statute under the laws of any state in the United States is applicable to the acquisition of KCS Common Stock contemplated hereby and by the Ancillary Agreements.

     SECTION 6.4 AUTHORIZED CAPITALIZATION. The authorized capital stock of KCS consists of 400,000,000 shares of Common Stock, $.01 par value per share, 840,000 shares of Preferred Stock, $25 par value per share ("KCS Preferred Stock") and 2,000,000 shares of New Series Preferred Stock, $1.00 par value per share ("New Series Preferred Stock"). As of March 31, 2004, there were (i) 62,641,294 shares of KCS Common Stock, 242,170 shares of KCS Preferred Stock and 400,000 shares of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C, issued and outstanding, (ii) 4,730,485 shares of KCS Common Stock reserved for issuance pursuant to options granted pursuant to the KCS Stock Option Plan, and (iii) 13,389,120 shares of KCS Common Stock reserved for issuance upon conversion of the 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C. All of the shares of KCS Common Stock and KCS Preferred Stock outstanding at the date of this Agreement are listed for trading on the NYSE. All of the shares of capital stock of KCS outstanding are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which KCS is a party, except for restricted share agreements between KCS and certain of its officers and limited stock appreciation rights. Except as set forth in this Agreement, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from KCS or any KCS Subsidiary any shares of capital stock of KCS. There are no outstanding obligations of KCS or any of its Subsidiaries to redeem, repurchase or otherwise acquire any of the shares of capital stock of KCS or any shares of capital stock (or other ownership interests) of any of its Subsidiaries. Neither KCS nor any KCS Subsidiary has outstanding any bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of shares of capital stock of KCS may consent or vote ("KCS Voting Debt"). There are no options, warrants, rights, convertible or exchangeable Securities, "phantom" interests or other ownership interest appreciation rights, commitments, contracts, arrangements or undertakings of any kind to which KCS or any of its Subsidiaries is a party or by which any of them is bound, except for this Agreement, (i) obligating KCS or any of its Subsidiaries or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of KCS or capital stock (or other ownership interests) of its Subsidiaries, or any security convertible into or exercisable or exchangeable for any of the foregoing or for KCS Voting Debt,
(ii) obligating KCS or any of its Subsidiaries or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of KCS or capital stock (or other ownership interests) of its Subsidiaries, or
(iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, except as set forth in this Agreement.

     SECTION 6.5 SEC FILINGS. Since December 31, 2003, KCS has filed with the SEC all documents required to be filed by it under the Exchange Act and the Securities Act and as of their requisite dates (or the dates of any amendments thereto) such documents (the "KCS SEC Documents") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable rules of the SEC thereunder.


     SECTION 6.6 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

     (a) Subject to the limitation in Section 6.6(b):

          (i) the audited consolidated financial statements and unaudited interim financial statements of KCS and its consolidated Subsidiaries included in the KCS SEC Documents (the "KCS Financial Statements") present fairly, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of KCS and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), and

          (ii) except as set forth in the KCS Financial Statements or the KCS SEC Documents filed prior to the date of this Agreement, neither KCS nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of KCS and the consolidated KCS Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a KCS Material Adverse Effect.

     (b) Notwithstanding the foregoing, no representation or warranty is made with respect to any information regarding GTFM or any GTFM Subsidiary which is based upon and in conformity with information provided in writing by GTFM and included in, or relied upon with respect to information included in, the KCS Financial Statements or the KCS SEC Documents.

     SECTION 6.7 NO OTHER BROKER. Other than Morgan Stanley & Co., Incorporated, whose fees and expenses will be paid by KCS, no broker, finder or similar intermediary is entitled to any broker's, finder's or similar fee or other commission from or as a result of engagement by KCS or any of its Subsidiaries in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.


     SECTION 6.8 INFORMATION IN FILED DOCUMENTS. None of the information regarding KCS or any of its Subsidiaries supplied or to be supplied by KCS for inclusion in any documents to be filed with any Governmental Authority prior to Closing in connection with the transactions contemplated hereby will, at the respective times such information is supplied by KCS, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED that no representation is made with respect to any information regarding GTFM or any GTFM Subsidiary which is based upon and in conformity with information provided in writing by GTFM and included in, or relied upon with respect to information included in, documents referred to in this Section. Except as set forth in the KCS SEC Documents filed prior to the date of this Agreement, neither KCS nor any of its Subsidiaries has entered into any agreement or transaction with any officer, director or other employee of KCS or any Subsidiary of KCS or any immediate family member of any such person which would be required to be reported or disclosed in the KCS SEC Documents.


     SECTION 6.9 NO KCS MATERIAL ADVERSE EFFECT; OTHER ACTIONS.

     (a) Since March 31, 2004, (i) KCS and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, (ii) there has not been any KCS Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a KCS Material Adverse Effect, and (iii) to the Knowledge of KCS, there has not occurred any event or development that would, individually or in the aggregate, reasonably be expected to prevent the consummation of the Acquisition or the performance by KCS of its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

     (b) Except as disclosed in the KCS SEC Documents, there are no ongoing discussions regarding, and neither KCS nor any Subsidiary of KCS has entered into any agreement or understanding regarding:

          (i) a transaction which, if completed, would result in a Change of Control of KCS or a KCS Acquisition Proposal;

          (ii) the sale, lease or other disposition of all or substantially all of the consolidated assets of KCS and its Subsidiaries or the creation of any material joint ventures; or

          (iii) the issuance of a material amount of equity securities of KCS (except as contemplated in this Agreement).

     SECTION 6.10 KCS SUB. The authorized capital stock of KCS Sub consists of 1,000 shares of KCS Sub Common Stock. There are 900 shares of KCS Sub Common Stock issued and outstanding, all of which are owned by KCS, free and clear of all Encumbrances. All of the shares of KCS Sub Common Stock outstanding are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other contract restricting or otherwise relating to the voting, dividend rights of disposition of such shares. KCS Sub is not a party to any contract other than this Agreement. KCS Sub has not conducted any business other than in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and has incurred no material indebtedness and has no material assets except as described in this Agreement.


     SECTION 6.11 LEGAL PROCEEDINGS.

     (a) There are no Proceedings that are pending or, to the Knowledge of KCS, threatened against KCS or any of its Subsidiaries or any of their respective directors or officers (in their capacity as such) or the KCS Assets or the KCS Business (other than the Proceedings referred to in Section 7.15) which (i) if adversely determined, would have a KCS Material Adverse Effect, or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements.

     (b) Section 6.11 of the KCS Disclosure Schedule sets forth a complete and accurate list of all litigation or arbitration actions, claims or proceedings, which KCS, any of its Subsidiaries, or to the Knowledge of KCS, any of KCS's or its Subsidiaries' respective officers, directors, agents or representatives, including persons named by KCS as directors or alternate directors of GTFM or any GTFM Subsidiary, have filed or caused to be filed against any of the Sellers, any of the Sellers' Subsidiaries, or any of their respective officers, directors or shareholders, in their capacity as such.

     SECTION 6.12 KCS CAPITAL RESOURCES. The information set forth in the KCS Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC accurately sets forth anticipated material capital expenditures required to maintain in good repair and working order the KCS Assets and to provide for material additions to KCS property, plant and equipment necessary to conduct the business of KCS as described in such SEC Report. KCS has access to capital resources sufficient to fund such capital expenditures in the amount and at the time required.


     SECTION 6.13 EMPLOYEE BENEFIT MATTERS. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by KCS or any of its Subsidiaries for employees or former employees of KCS and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding, for these purposes, accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan as determined using reasonable actuarial assumptions.

     SECTION 6.14 LABOR AND OTHER EMPLOYMENT MATTERS. There are no existing or, to the Knowledge of KCS and its Subsidiaries, threatened, labor disputes with employees of KCS and its Subsidiaries which would be reasonably expected to have a KCS Material Adverse Effect.


     SECTION 6.15 TAX. KCS and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all Taxes shown thereon and all assessments received by them or any of them to the extent that such Taxes have become due and are not being contested in good faith, except as would not, individually or in the aggregate, have a KCS Material Adverse Effect. Except as disclosed in Section 6.15 of the KCS Disclosure Schedule, there is no Tax deficiency which has been or might reasonably be expected to be asserted or threatened against KCS or any of its Subsidiaries, except as would not, individually or in the aggregate, have a KCS Material Adverse Effect.


     SECTION 6.16 PERMITS AND COMPLIANCE.

     (a) Except as would not, individually or in the aggregate, have a KCS Material Adverse Effect, (i) each of KCS and its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other Governmental Authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and (ii) neither KCS nor any of its Subsidiaries has received notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization.

     (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of KCS and its Subsidiaries or as would not reasonably be expected to have a KCS Material Adverse Effect, since March 31, 2004, no Governmental Authority has provided written notice to KCS or any of its Subsidiaries of any threatened proceeding or investigation into the business or operations of KCS or any of its Subsidiaries or any of their members, officers, directors or employees in their capacity as such with KCS or any of its Subsidiaries.

     (c) Neither KCS nor any of its Subsidiaries is in violation of any Applicable Laws or orders of any Governmental Authority, except as would not reasonably be expected to have a KCS Material Adverse Effect. No event has occurred or exists that would (with or without notice or lapse of time) give rise to any obligation on the part of KCS or any of its Subsidiaries to undertake or to bear all or any portion of the cost of any remedial action of any nature which would reasonably be expected to have a KCS Material Adverse Effect.

     SECTION 6.17 ENVIRONMENTAL MATTERS. KCS and each of its Subsidiaries (i) are in compliance with, and are not subject to any liability under, in each case, all applicable

Environmental Laws, (ii) hold all Environmental Permits necessary to conduct their current operations, and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not reasonably be expected to have a KCS Material Adverse Effect. Neither KCS nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that KCS or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, except where the preceding would not reasonably be expected to have a KCS Material Adverse Effect. Neither KCS nor any of its Subsidiaries
(x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of KCS and its Subsidiaries, threatened with respect thereto, except as would not reasonably be expected to have a KCS Material Adverse Effect, or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of KCS and its Subsidiaries, any claim threatened by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials, except as would not reasonably be expected to have a KCS Material Adverse Effect. None of the real property owned or leased or operated by KCS or any of its Subsidiaries is listed or, to the Knowledge of KCS and its Subsidiaries, proposed for listing on any list of sites maintained by any Governmental Authority requiring investigation or cleanup, except as would not reasonably be expected to have a KCS Material Adverse Effect.


     SECTION 6.18 PROPERTIES. Each of KCS and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold, easement or concession interests in, all of its properties and tangible assets necessary to conduct the KCS Business as it is currently conducted, except where the failure to have such title or interest would not reasonably be expected to have a KCS Material Adverse Effect. All such property and assets which constitute personal property, equipment, and fixtures, are in good condition and repair, normal wear and tear excepted. Each of KCS and its Subsidiaries has complied in all material respects with the terms of all leases and concessions to which it is a party and under which it is in occupancy, and all such leases and concessions are in full force and effect, except in each case as would not reasonably be expected to have a KCS Material Adverse Effect.

                                   ARTICLE 7

                       COVENANTS AND ADDITIONAL AGREEMENTS

     SECTION 7.1 INTERIM GOVERNANCE ARRANGEMENTS; CONDUCT OF BUSINESS BY THE GTFM GROUP.

     (a) TMM and KCS have caused the By-laws of GTFM and TFM to be amended, effective upon execution of this Agreement, (i) to require that the number of Directors of GTFM and TFM shall not exceed, respectively, 7 and 8 and that all actions taken by the Board of Directors of GTFM shall require the approval of at least 5 members of such Board and all actions taken by the Board of Directors of TFM shall require the approval of at least 5 members of such Board (6, if the Mexican government elects a director), and that the tie-breaking vote of the Chairman of GTFM and of TFM has been eliminated, and (ii) to require that 5 members of the Board of Directors of GTFM and of TFM shall be required for a quorum for any meeting of such Board of Directors, and (iii) as otherwise set forth in Exhibit J hereto (as so amended, the "Amended By-laws"). TMM and KCS have taken all action required by the Amended By-laws and the Laws of the UMS to appoint (A) Messrs. Jose Vicente Corta Fernandez and Iker Ignacio Arriola Penalosa, respectively, as Secretary and Alternate Secretary (PROSECRETARIO) of the Board of Directors of GTFM and of the Board of Directors of TFM (replacing Romualdo Segovia and Jose Manuel Munoz Arteaga), and (B) Messrs. Jose Manuel Rincon Gallardo Puron and Javier Garcia Sabate, as Examiners (COMISARIOS PROPIETARIOS), and Mario Fernandez Davalos and Carlos Mendez Rodriguez, as Alternate Examiners (COMISARIOS SUPLENTES), of GTFM and TFM.

     (b) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement (i) no Party shall cause, or permit any action to be taken to cause, the Amended By-laws to be amended, revoked or repealed without the consent of TMM and KCS, (ii) no Party shall permit TFM to establish, and will take, or cause to be taken, all action on their part necessary (including voting or causing to be voted all the shares of capital stock of GTFM and TFM) to prevent TFM from establishing, any internal committees or decision making rules which have not been approved in writing by KCS and TMM, (iii) Sellers shall take, or cause to be taken, all action on their part necessary to cause Jose Vicente Corta Fernandez and Iker Ignacio Arriola Penalosa to remain, respectively, as Secretary and Alternate Secretary (PROSECRETARIO) of the Board of Directors of GTFM and TFM, and (iv) Sellers and KCS shall take, or cause to be taken, all action on their part necessary to cause Jose Manuel Rincon Gallardo Puron and Javier Garcia Sabate to remain as Examiners (COMISARIOS PROPIETARIOS), and Mario Fernandez Davalos and Carlos Mendez Rodriguez to remain as Alternate Examiners (COMISARIOS SUPLENTES), of GTFM and TFM.

     (c) After the date of this Agreement, KCS shall create a transition management team (the "Transition Management Team") to facilitate the transition to KCS of ownership of the GTFM Group at the Closing. KCS shall have the right to designate up to six (6) persons who shall serve until the Closing or earlier termination of this Agreement (the "Transition Managers") and shall pay the salaries of, and direct expenses incurred by, the Transition Managers. The management of GTFM and of TFM shall cooperate fully with the Transition Managers with the goal of ensuring a smooth transition at the Closing Date. To facilitate the transition, the Transition Managers shall have access as they deem reasonably necessary to all books, records, and meetings of the officers, directors or other employees, agents or representatives of TFM and GTFM, and each of TFM and GTFM shall cause each of their respective officers, directors, and other employees, agents and representatives to provide such access to the Transition Managers. Notwithstanding the foregoing, the Transition Managers shall function only as observers with respect to the foregoing, and shall have no authority to control or direct the actions of TFM or

GTFM or any of their respective directors, officers, employees, agents, or representatives and shall not materially interfere with the normal operations of TFM or GTFM.

     (d) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement, the Sellers and KCS shall use commercially reasonable efforts to cause GTFM and each of its Subsidiaries to (x) carry on its business in the ordinary course consistent with past practice, subject to the restrictions imposed by court order identified in Section 5.18 of the Seller Disclosure Schedule and (y) use commercially reasonable efforts to preserve their present business organizations and relationships (including keeping available the present services of their employees and preserving their rights, franchises, goodwill and relations with their customers and others with whom they conduct business).

     (e) During the period from the date of this Agreement and continuing through the Closing Date, neither TMM nor KCS shall cause GTFM or any GTFM Subsidiaries to take any of the following actions without the express written consent of the other Party:

          (i) amend or agree to amend their charters or bylaws (or comparable organizational documents) except as provided in Section 7.1(a) and (b), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any of their membership interests, shares or any other ownership interests, or change or agree to change in any manner the rights of their membership interests, shares or any other ownership interests or liquidate or dissolve;

          (ii) (x) issue, sell, redeem or acquire any share or any other ownership interest or any debt security in GTFM or any of the GTFM Subsidiaries, (y) issue, sell or grant any option, warrant, convertible or exchangeable Security, right, "phantom" or other ownership interest, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any shares or any other ownership interests in GTFM or any of the GTFM Subsidiaries, or (z) enter into any Contracts, agreements or arrangements to issue, redeem, acquire or sell any shares or any other ownership interests in GTFM or any of the GTFM Subsidiaries;

          (iii) refinance existing indebtedness on materially different terms or incur any additional indebtedness for borrowed money in excess of $10 million in the aggregate (outstanding at any one time), or guarantee any liability, obligation or indebtedness (whether or not currently due or payable) of any other Person or incur any GTFM Voting Debt;

          (iv) except as required by Law or IFRS, make any change in their accounting methods or practices for Tax or accounting purposes or make any change in depreciation or amortization policies or rates adopted by them for Tax or accounting purposes or make any material, or change any existing, Tax election, settle any pending audits or make voluntary disclosure agreements or settle or compromise any Tax liability, except in the case of any such liability to the extent reserved for on the GTFM Financial Statements or except to the extent such change would not have a GTFM Material Adverse Effect;

          (v) make any loan or advance or capital contribution to any of their Affiliates who are not members of the GTFM Group, or any of their officers, directors, employees, consultants, agents or other representatives (other than reasonable and customary travel advances made in the ordinary course of business consistent with past practice);

          (vi) sell, transfer, lease, license, offer to sell, abandon or make any other disposition of any of their assets or rights or grant or suffer, or agree to grant or suffer, any Encumbrance other than Permitted Encumbrances on any of their assets or rights, other than in the ordinary course of business consistent with past practice and not exceeding $1 million in the aggregate;

          (vii) except as expressly permitted pursuant to subsection (xv) below, settle any claim, action or proceeding involving any liability for money damages or any restrictions upon any of their operations, any of the GTFM Assets or the GTFM Business, except to the extent such settlement would not have a GTFM Material Adverse Effect;

          (viii) create, renew, amend, terminate or cancel, any Contract other than in the ordinary course of business consistent with past practice and providing for consideration payable by or to GTFM or any GTFM Subsidiaries equal to or less than $1 million individually;

          (ix) enter into, amend, or agree to enter into or amend any Contract, agreement or arrangement or any financial transaction with any of their officers, directors, consultants, agents representatives, (in the case of agents and representatives, other than in the ordinary course of business consistent with past practice), or Affiliates who are not members of the GTFM Group; provided, however, that this clause (ix) shall not prohibit the performance of Contracts executed prior to the date of this Agreement, the terms of which have been disclosed to KCS in the Seller Disclosure Schedule;

          (x) except as set forth in Section 2.1(a), declare or make any dividends or declare or make any other distributions of any kind payable to MM or any Affiliate of MM (in any such case other than any other member of the GTFM Group) or to KCS or any Affiliate of KCS;

          (xi) acquire or agree to acquire in any manner any equity interests in, or any business of, any Person or other business organization or division thereof, including by way of merger, consolidation, or purchase of an equity interest or assets;

          (xii) enter into, amend, modify or renew any Benefit Plan or other written employment, consulting, severance or similar employment agreements or arrangements, or grant any salary or wage increase or increase in severance or termination pay or increase any employee benefit or hire any new employee for a management position, except as may be required by Applicable Law, or in the ordinary course of business consistent with past practice.

          (xiii) take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Benefit Plan or employment, indemnification, severance or termination agreement;

          (xiv) make or incur any capital expenditures in excess of those set forth in the GTFM 2004 Capital Budget, a copy of which has been provided to KCS, or cease to make capital expenditures in the ordinary course of business consistent with past practice;

          (xv) cancel any indebtedness or waive any claims or rights in amounts, in each case, in excess of $500,000 ($10,000 in the case of claims or rights against any Affiliate) in the aggregate;

          (xvi) accrue or pay any bonuses to any employee of the GTFM Group other than in the ordinary course of business consistent with past practices, except as set forth in Section 7.1 of the Seller Disclosure Schedule; and

          (xvii) authorize or agree (by Contract or otherwise) to do any of the foregoing.

     (f) During the period from the date of this Agreement and continuing through the Closing Date, neither GTFM nor any GTFM Subsidiary shall pay or incur any fees, expenses or other costs to De Teresa other than amounts with respect to the Ongoing Litigation Matters, which amounts shall not aggregate more than $50,000 per month (on average, computed as of the Closing Date for the months or portions thereof occurring during such period) without the prior written consent of KCS.

     SECTION 7.2 CONDUCT OF BUSINESS BY KCS AND ITS SUBSIDIARIES.

     (a) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement or with the prior written consent of TMM, KCS and its Subsidiaries shall take no action that would reasonably be expected to prevent completion of, or materially delay, the Acquisition, or change materially the terms of the Acquisition to the detriment of Sellers, and take none of the following actions if it would materially change the economic benefits of the Acquisition to the detriment of the Sellers:

          (i) amend their charters or bylaws (or comparable organizational documents), or merge or consolidate with, any other Person, subdivide or reclassify their common stock or other ownership interests, or change the rights of their common stock or other ownership interests or liquidate or dissolve;

          (ii) issue, sell or acquire any common stock or other ownership interest of any of the KCS Subsidiaries;

          (iii) make any loan or advance or capital contribution to any of their Affiliates (other than any KCS Subsidiary), or any of their officers, directors, employees, consultants, agents or other representatives (other than in the ordinary course of business consistent with past practice);

          (iv) declare or make any dividends or declare or make any other distributions of any kind on or payable to the holders of its capital stock (other than regularly scheduled dividends payable on KCS Preferred Stock or New Series Preferred Stock);

          (v) acquire any equity interests in, or assets of any business of, any Person; or

          (vi)  authorize or agree to do any of the foregoing.

     SECTION 7.3 CONFIDENTIALITY. The Parties agree, and KCS agrees to cause the Transition Managers, to continue to be bound by and comply with the provisions set forth in the Confidentiality Agreements, and all amendments thereto, the provisions of which are hereby incorporated herein by reference, to the extent such provisions are not in conflict with the terms of this Agreement.

     SECTION 7.4 REGULATORY MATTERS; GOVERNING DOCUMENTS; THIRD-PARTY CONSENTS.

     (a) The Parties shall cooperate with each other and use their commercially reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all Governmental Authorities, third parties and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and requests for required consents under any contracts, including those referred to in Sections 5.5 and 6.3. KCS and Sellers agree to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement, other than those conditions or requirements, in the aggregate, the satisfaction of which are reasonably likely to result in either a GTFM Material Adverse Effect, a KCS Material Adverse Effect or a Seller Material Adverse Effect. The Parties agree that, subject to the exclusive authority granted to KCS in Section 7.4(e), they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Governmental Authorities, third parties and other Persons necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements and each Party will keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated herein and therein.

     (b) The Parties shall promptly advise each other Party hereto upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

     (c) Each Party will (i) within five (5) business days of the date of this Agreement take all actions necessary to make the filings required of such Party or its Affiliates under the HSR Act (which filings shall include a request for the early termination of the waiting period under the HSR Act), (ii) comply at the earliest practicable date with any request for additional information received by such Party or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, and
(iii) cooperate with each other Party in connection with such other Party's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     (d) If the current authorization issued by the Mexican Antitrust Commission (COMISION FEDERAL DE COMPETENCIA, the "CFC") shall have expired, KCS shall, in a timely manner after the date of this Agreement, with the cooperation of TMM, (i) file before the CFC the notification required pursuant to Articles 20 and 21 of the Mexican Antitrust Law (LEY FEDERAL DE COMPETENCIA ECONUMICA), using commercially reasonable efforts to assure that the notification is accurate and complete and contains all of the information required pursuant to the regulations of the Mexican Antitrust Law (REGLAMENTO DE LA LEY FEDERAL DE COMPETENCIA ECONOMICA) and other official forms therefor, and (ii) assure that any request for any additional information that may be required or otherwise solicited by the CFC from KCS or any of its Affiliates in connection with such notification is complied with on a timely basis. Sellers shall use their reasonable best efforts to provide KCS with all information regarding Sellers, GTFM and GTFM Subsidiaries requested by KCS, within the time requested by KCS, in connection with KCS's obligations under this Section 7.4(d). The Parties shall cooperate with each other in connection with such Mexican antitrust notification and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement, commenced by either the CFC directly or as a result of any person filing any claim before the CFC in connection therewith.

     (e) If the current authorization issued by the Foreign Investment Commission ("FIC") shall have expired, KCS shall have exclusive authority, notwithstanding any other provision of this Agreement, to seek the approval of the FIC to the acquisition of control of TFM contemplated in this Agreement ("FIC Approval"). Without limiting the generality of the foregoing:

          (i) TMM shall, and TMM shall assure that its controlled Affiliates, including TMMH and MM, and their respective employees, officers, directors, corporate secretaries, attorneys-in-fact and agents (collectively, the "TMM Parties") shall, cooperate with KCS to obtain as soon as possible the FIC Approval, including using their reasonable best efforts to provide KCS with all information regarding Sellers, GTFM and GTFM Subsidiaries that may be requested by KCS, within the time requested by KCS, in connection with obtaining FIC Approval.

          (ii) TMM shall assure that none of the TMM Parties initiate any communication, formal or informal, with the FIC or its directors or employees, concerning this Agreement or the FIC Approval or any other matter which could have an adverse effect on obtaining FIC Approval.

          (iii) TMM shall assure that any communications by any of the TMM Parties with the FIC concerning this Agreement or the FIC Approval shall
     (i) be made solely at the express written request of Jose Vicente Corta Fernandez or an officer of KCS, and (ii) be made through Carlos Galvan 0 Duque or EMVA. TMM shall assure that if the FIC communicates with any of the TMM Parties, that party shall promptly notify Jose Vicente Corta Fernandez of the communication and shall direct the FIC to communicate with Carlos Galvan Duque or EMVA for a response, and that Carlos Galvan Duque or EMVA shall consult with KCS before responding to the FIC or providing any documents or other information to the FIC concerning this Agreement or the FIC Approval.

          (iv) All references in this Section 7.4(e) to communications with or by the FIC shall include communications with members of the FIC, including officers of the Ministry of Communication and Transport (SCT), the Ministry of Economy, and the Ministry of Finance but shall not include communications in the ordinary course of business of TMM or the GTFM Group that do not concern this Agreement or the FIC Approval provided, that if in the course of such communications the subject of this Agreement or the FIC Approval is raised, no discussions concerning those subjects are held and all inquiries related to such subjects are referred to Jose Vicente Corta Fernandez (unless Jose Vicente Corta Fernandez requests otherwise).

          (v) KCS shall keep TMM and EMVA informed, on a current basis, regarding any communications with the FIC and will provide TMM with any materials received from the FIC concerning this Agreement or FIC Approval.

     (f) TMM and KCS shall cause GTFM and the GTFM Subsidiaries to use their commercially reasonable efforts to obtain the consents of the lessor and the lenders required under the Sublease of Locomotives identified in Section 5.5 of the Seller Disclosure Schedule, to the change of control resulting from the Acquisition.

     SECTION 7.5 STOCKHOLDER APPROVALS.

     (a) As soon as practicable following the date of this Agreement, but in any event within sixty (60) days following the date of this Agreement, KCS shall file with the SEC an amended proxy statement for a special meeting of its stockholders to be called to obtain the KCS Stockholder Approval and shall use its commercially reasonable efforts to obtain clearance of such proxy statement from the SEC as soon as practicable. Promptly after the definitive proxy statement has been cleared by the SEC, KCS will call and give notice of a special meeting of its stockholders, cause a proxy statement and any amendments thereto to be mailed to its stockholders, convene the special meeting of its stockholders, which KCS shall endeavor to hold within forty-five (45) days following the mailing of such proxy statement or the last of any amendment or supplement thereto, and seek to obtain the approval of its stockholders to the matters set forth therein as requiring such approval, including recommending such approval to its stockholders, PROVIDED that the KCS Board may withdraw its recommendation of the Acquisition if it is advised by counsel to the effect that because of a third party proposal occurring after the date of the KCS Board's initial approval of the Acquisition, for the KCS Board to continue to recommend the Acquisition would be a breach of the KCS Board's fiduciary duties to the KCS stockholders.

     (b) Within forty-five (45) days following the date of this Agreement, subject to extension for such period of time as is necessary to receive any clearances or approvals in connection with the Corporate Restructure Information Memorandum described below, TMM shall hold a meeting of its stockholders to obtain the TMM Stockholder Approval and the shares of capital stock of TMM subject to the Voting Trust shall be voted at such meeting in accordance with the terms of the Voting Trust. The Board of Directors of TMM shall recommend such approval to the TMM stockholders. TMM will provide to KCS a draft of the relevant Corporate Restructure Information Memorandum that TMM must present to the Mexican Banking and Securities Commission (COMISION NACIONAL BANCARIA Y DE VALORES) and the Mexican Stock Exchange (BOLSA MEXICANA DE VALORES, S.A. DE C.V.) with respect to the approval of this Agreement for review by KCS prior to distribution of such memorandum to the shareholders of TMM. TMM shall not unreasonably exclude from such memorandum any information reasonably requested by KCS for inclusion therein.

     (c) Immediately following TMM Stockholder Approval, TMM shall obtain the TMMH Stockholder Approval, and TMMH shall obtain the MM Stockholder Approval.

     SECTION 7.6 TAX MATTERS.

     (a) GTFM shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns for GTFM and the GTFM Subsidiaries for all periods ending on or prior to the Closing Date and for Tax periods that begin before the Closing Date and end after the Closing Date (a "Straddle Period").

     (b) After the Closing Date, KCS, GTFM and their respective Subsidiaries, on the one hand, and TMM and its Subsidiaries, on the other hand, shall provide each other with such cooperation and information, to the extent available to such Parties, relating to TMM, GTFM and their respective Subsidiaries as the Parties may reasonably request in (i) filing any Tax Return, (ii) determining any liability for Taxes or a right to a Tax refund, or (iii) conducting or defending any proceeding in respect of Taxes.

     (c) At the Closing, TMM (to the extent available or in TMM's possession or the possession of any TMM Subsidiaries or any of their respective directors, officers, employees or representatives) shall deliver to GTFM and KCS shall, and shall cause GTFM and the GTFM Subsidiaries to, retain for a period of five (5) years following the Closing Date, all Tax Returns, books and records (including computer files) of, or with respect to the activities of, GTFM and the GTFM Subsidiaries for all taxable periods from date of incorporation to the Closing Date for GTFM and all GTFM Subsidiaries.

     (d) After the Closing, KCS shall control and manage any audit, contest, claim, proceeding or inquiry with respect to Taxes of GTFM and any of the GTFM Subsidiaries for any taxable period ending on or before the Closing Date and for any Straddle Period; PROVIDED, that KCS shall promptly provide TMM with notice and information regarding any such audit, contest, claim, proceeding or inquiry. KCS shall have the right, after consultation with TMM, to settle or contest any such audit, contest, claim, proceeding or inquiry.

     SECTION 7.7 INSURANCE. Each of the Sellers and KCS shall cause GTFM and the GTFM Subsidiaries to maintain in effect and pay all premiums due for the period ending on the Closing Date with respect to any and all fidelity bonds maintained by them on the date hereof and all GTFM Insurance Policies or procure comparable replacement policies and bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in effect until the Closing Date.


     SECTION 7.8 NOTIFICATION OF CERTAIN MATTERS. Each Party to this Agreement shall give prompt notice to the other parties, to the extent known by such Party, of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, or (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.


     SECTION 7.9 FURTHER ASSURANCES. Each Party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Upon the request of the Sellers or KCS, as the case may be, KCS or the Sellers and their respective Affiliates, as the case may be, shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the other Party may reasonably request to effectuate the purposes of this Agreement and the Ancillary Agreements.


     SECTION 7.10 THIRD-PARTY MATTERS.

     (a) From the date of this Agreement to the Effective Time, (i) neither Sellers, nor any of their respective Affiliates, officers, directors, employees, members, controlling shareholders (which shall include for this purpose all signatories to any of the Ancillary Agreements), representatives or agents, including any investment banker, attorney or accountant engaged by any of them shall, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion  of the  assets  of, or of any  equity  interest  in,  or any  merger or business combination with, TMMH, MM, GTFM or any of their respective Subsidiaries, and (ii) TMM shall not enter into any agreement with any Person concerning any acquisition or purchase of a controlling equity interest in TMM by any Competitor (as defined in the Stockholders' Agreement which is part of the Ancillary Agreements) (each acquisition, purchase, merger or business combination, a "TMM Acquisition Proposal"), or furnish any information regarding a TMM Acquisition Proposal to any such Person. Sellers shall notify KCS, providing full information, within twenty-four (24) hours if any TMM Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, TMM, TMMH, MM, GTFM, any of their respective Affiliates, officers, directors, employees, members, or controlling shareholders (for purposes of this Section 7.10, collectively, the "Seller Parties"), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section
7.10 by any Seller Party or any investment banker, attorney or other advisor or representative of the Seller Parties shall be deemed to be a breach of this
Section 7.10 by Sellers.

     (b) Sellers shall, and shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any Parties, conducted prior to the date hereof with respect to any TMM Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by Sellers or any of their respective Affiliates or advisors returned to TMM promptly. Neither Sellers or any of their respective Affiliates, officers, directors, employees, members, shareholders, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. Sellers shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and agents to comply with the provisions of Sections 7.10(a) and 7.10(b).

     (c) From the date of this Agreement to the Effective Time, neither KCS, nor any of its respective Affiliates, officers, directors, employees, representatives or agents, including any investment banker, attorney or accountant engaged by any of them shall, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or substantially all of the assets of, or a controlling equity interest in, KCS or KCSR or any merger or business combination with KCS or KCSR which, if consummated would result in a Change of Control of KCS or KCSR (each, a "KCS Acquisition Proposal"), or furnish any information regarding a KCS Acquisition Proposal to any such Person. KCS shall notify TMM, providing full information, within twenty-four (24) hours if any KCS Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, KCS, any of its respective Affiliates, officers, directors, employees (for purposes of this Section 7.10, collectively, the "Buyer

Parties"), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section 7.10 by any Buyer Party or any investment banker, attorney or other advisor or representative of the Buyer Parties shall be deemed to be a breach of this Section 7.10 by KCS.

     (d) KCS shall, and shall cause its KCS Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any Parties, conducted prior to the date hereof with respect to any KCS Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by KCS or its Affiliates or advisors returned to KCS promptly. Neither KCS nor any of its Affiliates, officers, directors, employees, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. KCS shall cause its Affiliates, officers, directors, employees, representatives and agents to comply with the provisions of Sections 7.10(c) and 7.10(d).

     (e) Nothing set forth in this Section 7.10 shall preclude the KCS Board or TMM from taking any action in good faith if it is advised by counsel that failure to do so would be a breach of duty to its stockholders.

     SECTION 7.11 EFFORTS OF PARTIES TO CLOSE. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law, no party to this Agreement shall knowingly take any action which, or knowingly fail to take any action the failure of which to be taken, could reasonably be expected to: (i) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect,
(ii) result in any conditions to the Closing set forth in Article 8 not being satisfied, or (iii) result in a violation of any provision of this Agreement or the Ancillary Agreements.


     SECTION 7.12 EXPENSES. Except as expressly provided otherwise in this Agreement, the Parties shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.


     SECTION 7.13 VAT CONTINGENCY PAYMENT.

     (a) On the later to occur of (i) the Closing Date, or (ii) the Final Resolution of the VAT Claim and Put, KCS shall pay the sum of $110 million, reduced (but not below zero) by: (i) any cash payments required to be made by KCS, TFM or any of their respective Affiliates (including for purposes of this
Section 7.13, GTFM) to any agency of the Mexican government to obtain the Final Resolution of the VAT Claim and Put, net of any cash payments received by KCS, TFM or such Affiliates from any such agency related to the Final Resolution of the VAT Claim and Put, (ii) the NOL Value, (iii) 67% of the face amount of any other Tax credits under the Laws of the UMS which TFM or any of its Affiliates is required to apply, use or relinquish to the Mexican government without any value received in exchange therefor (other than the value resulting from the Final Resolution of the VAT Claim and Put), to obtain the Final Resolution of the VAT Claim and Put, and (iv) any Taxes incurred with respect to the Final Resolution of the VAT Claim and Put which are not offset by the NOL Value or the other Tax credits referred to in Section 7.13(a)(iii), and (v) the contingency fees, in an amount of $1,500,000 each (but not any portion of the ongoing legal fees and expenses) to the extent they are required to be paid by GTFM or any GTFM Subsidiary to (y) Rocha y Asociados, S.C., or Zambrano, Rocha y Espina,
S.C. in connection with the successful resolution of the Put and (z) CEA Abogados, S.C., in connection with the successful resolution of the VAT Claim (the "VAT Contingency Payment"). The VAT Contingency Payment shall be paid as follows: (i) $35 million shall be paid in cash; (ii) $35 million shall be paid by delivery of that number of shares of KCS Common Stock as, valued at the Volume Weighted Price, shall be equal to $35 million, and (iii) $40 million shall be paid by deposit into escrow (the "VAT Escrow"), to be held and be subject to reduction in accordance with the terms of an escrow agreement (the "VAT Escrow Agreement"), of a note in the principal amount of $40 million, which shall be converted at the fifth anniversary of the Closing Date, or at such earlier date following the date that is two (2) years after the Final Resolution of the VAT Claim and Put as KCS may, in its sole discretion, deem appropriate after consultation with a Tax consultant knowledgeable about Mexican Tax Laws, into that number of shares of KCS Common Stock as, valued at the Volume Weighted Price, shall be equal to the remaining principal amount of the VAT Escrow as of such date. Any reduction in the VAT Contingency Payment pursuant to this Section 7.13(a) shall be made in equal proportions in the amounts set forth in clauses
(i) through (iii) in the immediately preceding sentence. KCS may at its election deliver shares of KCS Common Stock valued at the Volume Weighted Price, in lieu of any portion of the cash payment. The term "NOL Value" means 23% of the amount of any net operating losses available to TFM and its Subsidiaries under applicable Tax Laws of the UMS which are relinquished to the Mexican government by TFM and its Affiliates without any other value received therefor. .

     (b) KCS shall have the exclusive right to manage the negotiation, prosecution and settlement of the VAT Claim and any extensions or other modifications of the obligations under the Put and in doing so shall act prudently and in good faith. As used in this section, "prudently" shall mean acting as a reasonably prudent person would act in dealing with its own property and without regard to the obligation to make the VAT Contingency Payment. TMM shall, and shall use its reasonable best efforts to cause its Affiliates, officers, directors, agents and attorneys-in-fact to, cooperate with KCS in any matters reasonably required by KCS in connection with these negotiations; PROVIDED TMM and its Affiliates shall not be required to pay any amounts or relinquish any assets, Tax credits or other Tax attributes or other items of value. TMM, TMMH and MM, hereby release KCS, its Affiliates, officers, directors, agents and attorneys-in-fact from any and all claims, liabilities and obligations arising out of or in connection with the negotiations or settlement with the Federal Government of the UMS with respect to the VAT Claim and Put, except for any breach of the obligation to pay the VAT Contingency Payment pursuant to Section 7.13(a) or any breach of its obligations under this Section 7.13(b).

     SECTION 7.14 FINANCING FOR ACQUISITION. In connection with the financing for the Acquisition (including any amounts due under Section 7.13), KCS shall not, and shall cause its Subsidiaries not to, enter into any financing arrangements that materially (i) restrict the ability of KCS and its Subsidiaries to make any payments required to be made by this Agreement, or (ii) deny or restrict in any material way any material rights granted to TMM or any of its Subsidiaries under this Agreement or the Ancillary Agreements.

     SECTION 7.15 SUSPENSION AND DISMISSAL OF ACTIONS; RELEASES.

     (a) During the period from the date of this Agreement to the Closing Date or the date of a termination in accordance with Article 9, none of KCS, TMM, any controlled Affiliate of KCS or TMM, or any officer, director, agent or representative of KCS acting on behalf of KCS, TMM or their respective controlled Affiliates, including persons named by them as directors or alternate directors of GTFM or any GTFM Subsidiary, shall initiate, file, commence, publicly threaten to initiate, file or commence, or continue to pursue (collectively, "Commence") any proceedings previously filed, except as necessary in the opinion of their counsel to avoid dismissal or adverse ruling or to preserve or exercise rights arising under this Agreement, before any court, arbitral panel, regulatory body or other agency or body which, directly or indirectly, is based upon or arises out of, in whole or in part, the Original Acquisition Agreement or the transactions referred to therein (collectively, "Acquisition Agreement Claims") or any claim or allegation with respect to actions taken or meetings held prior to the date of this Agreement by, or in their capacity as, the directors, officers, employees, shareholders or agents of TMM, KCS, or any Subsidiary of TMM or KCS (collectively, "Management Claims").

     (b) The Acquisition Agreement Claims and the Management Claims shall be dismissed, or may be reinstated, as follows:

          (i) If this Agreement is terminated in accordance with Section 9.1(a)(i), then the Acquisition Agreement Claims and the Management Claims, and if the termination is in accordance with Section 9.1(a)(vii), then only the Acquisition Agreement Claims, shall be dismissed with prejudice. Each Party shall make all filings necessary, and shall take all steps reasonably requested by the other Parties, to effect such dismissal on the date of such termination or as soon thereafter as possible, with each Party to bear its own costs and expenses.

          (ii) If the Agreement is terminated other than as described in Section 7.15(b)(i), then, upon termination, the Acquisition Agreement Claims and the Management Claims which were suspended as described in Section 7.15(a) (and any other related claims (whether as cross-claims or otherwise)) may be Commenced.

          (iii) If the Agreement is not terminated, then on the Closing Date, the Acquisition Agreement Claims and the Management Claims shall be dismissed with prejudice. Each Party shall make all filings necessary, and shall take all steps reasonably requested by the other Parties, to effect such dismissal on the Closing Date or as soon thereafter as possible, with each Party to bear its own costs and expenses.

     (c) Within ten days after the date of this Agreement, the Parties shall cause their respective litigation counsel to inform the American Arbitration Association of the suspension of proceedings in the matter styled KANSAS CITY SOUTHERN AND KARA SUB, INC. V. GRUPO TMM, S.A.; TMM HOLDINGS, S.A. DE C.V.; AND TMM MULTIMODAL, S.A. DE C.V., No. 50 T 181 00514 03 (the "Arbitration"). The Arbitration shall be held in abeyance, but not dismissed or terminated, until the Closing Date. Immediately following Closing or, if this Agreement is terminated as described in Section 7.15(b)(i) on a basis which requires dismissal of Acquisition Agreement Claims, immediately following such termination, the Parties shall cause their respective litigation counsel to request that the Arbitration be terminated and shall take all other action necessary to have the Arbitration terminated as promptly as possible, with the Parties to bear their own costs and expenses. If this Agreement is terminated other than as described in Section 7.15(b)(i), then any Party may reinstate proceedings in the Arbitration, request a hearing and, reinstate or pursue any claims it may have in such proceeding (whether as a counter-claim or otherwise).

     (d) On the date of this Agreement, KCS and TMM, each on behalf of itself and its controlled Affiliates, have entered into Releases, which shall be deposited in the Closing Escrow immediately following execution of this Agreement. The Releases shall become effective on the Closing Date and be released from the Closing Escrow to the parties entitled to receive them at the Closing in accordance with the terms of the Closing Escrow Agreement; PROVIDED, that if this Agreement is terminated as described in to Section 7.15(b) on a basis which requires dismissal of Acquisition Agreement Claims and Management Claims, then, at the effective time of such termination, the Releases relating to the claims to be dismissed shall become effective and be released from the Closing Escrow to the Parties entitled to receive them. The Parties agree that the Releases shall not release Sellers from any indemnification obligations under Article 10 of this Agreement.

     (e) Within ten (10) days after execution of this Agreement, the Parties will cause their respective litigation counsel to jointly file briefs before any relevant authority to suspend, except for the Authority Litigation, any pending civil litigation either as a pre-judgment measure (MEDIDA CAUTELAR) or as an Ordinary Commercial Proceeding as described in the "Mexican Litigation List" attached hereto as Exhibit K. The Parties acknowledge that the suspensions previously obtained in those proceedings (which are in effect on the date hereof) will remain in full force and effect during the suspension period. The proceedings described in the "Mexican Litigation List" shall be held in abeyance, but not dismissed or terminated, until the Closing

Date. Upon Closing, or a termination of this Agreement as referred to in Section 7.15(b)(i), the Parties will cause their respective litigation counsel to jointly request that, except for the Authority Litigation, the proceedings described in the "Mexican Litigation List" be terminated in accordance with
Section 7.15(b)(i), with the Parties to bear their own costs and expenses. If for any reason this Agreement is terminated, except for a termination in accordance with Section 9.1(a)(i), or if any Party repudiates this Agreement, then any Party may reinitiate the proceedings described in the "Mexican Litigation List."

     (f) Except for the Authority Litigation, the Parties agree to suspend after admission and before service any lawsuit filed by such Party before the execution of this Agreement and not yet admitted and/or served on the defendant(s) so long as such suspension does not imply the loss of any proceeding rights such as the filing of any deadline brief. Upon Closing or termination of this Agreement as referred to in Section 7.15(b)(i), the Parties will cause their litigation counsel to request that such proceedings be terminated in accordance with Section 7.15(b)(i). If for any reason this Agreement is terminated otherwise than in accordance with Section 7.15(b)(i) or if any Party repudiates this Agreement, then any Party may reinitiate the proceeding so admitted and suspended and not yet served.

     (g) Since the "Amparo" proceedings in the UMS are not subject to be suspended by agreement of the Parties, the Parties acknowledge the right of each Party to file any briefs or legal resources, such as QUEJA, RECLAMACIUN or REVISIUN in order to preserve their rights against any Amparo resolution or any decree or resolution entered into in any Amparo proceeding related to the proceedings described in the "Mexican Litigation List," and the Parties acknowledge the right of the Party to file a new Amparo complaint only: (i) against resolutions adopted before the Parties filed the suspension briefs after the execution of this Agreement, and (ii) against those resolutions entered into after the execution of this Agreement so long as: (x) they are the consequence of the accomplishment of an Amparo resolution, or (y) they are entered into in any appeal related to any proceeding listed in the "Mexican Litigation List."

     (h) At the time of the execution of this Agreement, KCS and TMM shall take all action necessary to cause GTFM, TFM and the other GTFM Subsidiaries to adopt the Release Resolutions and will not subsequently take, or permit to be taken, any action to amend, repeal, revoke, or otherwise change, in whole or in part, such Release Resolutions.

     (i) With respect to the Authority Litigation, KCS will grant releases, which will be independent of the Releases identified in Section 7.15(d) above, to those persons identified in the Authority Litigation Agreement.

     SECTION 7.16 LEGAL REPRESENTATION RELEASE. TMM shall deliver to KCS at the Closing, a full and complete release, in the form attached hereto as Exhibit L (the "Legal Representation Release"), of GTFM, TFM and their respective
Subsidiaries of any and all claims for fees or expenses of De Teresa and its Affiliates other than with respect to the Ongoing Litigation Matters.

                                   ARTICLE 8

                                   CONDITIONS

     SECTION 8.1 MUTUAL CONDITIONS. The obligations of each party to this Agreement to consummate the Acquisition shall be subject to the satisfaction of each of the following conditions, unless any such condition is waived by KCS and
TMM:

     (a) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts in any material manner or makes illegal consummation of the Acquisition;

     (b) Each of the consents, waivers, authorizations and approvals required from all Governmental Authorities shall have been obtained without the imposition of conditions or requirements, in the aggregate, the satisfaction of which by KCS or its Subsidiaries or TMM or its Subsidiaries is reasonably likely to result in either a KCS Material Adverse Effect, a GTFM Material Adverse Effect or a Seller Material Adverse Effect;

     (c) The Common Stock to be issued by KCS pursuant to this Agreement shall have been approved for listing by the NYSE; and

     (d) The Release Resolutions, the Releases, the Dismissals, the Ancillary Agreements and the Consulting Agreement shall be eligible for release from the Closing Escrow, subject only to the occurrence of the Closing.

     SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF KCS. The obligations of KCS to consummate the Acquisition shall be subject to the satisfaction of each of the following conditions, any of which may be waived in writing by KCS:

     (a) For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Sellers set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date other than the date of this Agreement shall speak only as of such date) and such representations and warranties shall be true and correct in all material respects;

     (b) Sellers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

     (c) TMM, TMMH and MM shall have delivered to KCS a certificate, dated as of the Closing Date, signed on their behalves by their respective Presidents and Chief Financial Officers confirming their satisfaction of the conditions applicable to them contained in Sections 8.2(a) and 8.2(b);

     (d) There shall not exist any event or combination of events that, individually or in the aggregate, will (or would reasonably be expected to) prevent any of the Sellers from performing any of its material post-closing obligations under this Agreement, any Ancillary Agreement or the Consulting Agreement at or after the Effective Time;

     (e) Since December 31, 2003, there shall not have been any GTFM Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a GTFM Material Adverse Effect, of which KCS did not have Knowledge prior to the date of this Agreement;

     (f) KCS shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to Contracts with any member of the GTFM Group that are required in respect of the transactions to be consummated at the Closing, other than those that if not obtained would not individually or in the aggregate reasonably be expected to have a GTFM Material Adverse Effect or a KCS Material Adverse Effect and such consents and other items shall remain in full force and effect as of the Closing Date;

     (g) KCS shall have received the KCS Stockholder Approval;

     (h) There shall not be pending any insolvency or bankruptcy proceeding (including a CONCURSO MERCANTIL under the laws of the UMS) against TMM, MM, TMMH, GTFM or TFM; and

     (i) The Legal Representation Release shall have been duly executed and delivered to KCS.

     SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the Acquisition shall be subject to satisfaction of each of the following conditions, any of which may be waived in writing by TMM:

     (a) For purposes of this Section 8.3(a), the accuracy of the representations and warranties of KCS and the KCS Purchasers set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date other than the date of this Agreement shall speak only as of such date) and such representations and warranties shall be true and correct in all material respects;

     (b) Each of KCS and the KCS Purchasers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

     (c) Each of KCS and the KCS Purchasers shall have delivered to TMM a certificate, dated as of the Closing Date, signed on its behalf by its Chief Executive Officer and Chief Financial Officer, confirming the satisfaction of the conditions contained in Sections 8.3(a) and 8.3(b);

     (d) There shall not exist any event or combination of events that, individually or in the aggregate, will (or would reasonably be expected to) prevent KCS from performing any of its material post-Closing obligations under this Agreement or any Ancillary Agreement at or after the Effective Time;

     (e) Since December 31, 2003, there shall not have been any KCS Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a KCS Material Adverse Effect, of which TMM did not have Knowledge prior to the date of this Agreement; and

     (f) TMM shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to contracts with KCS or any of its Subsidiaries that are required in respect of the transactions to be consummated at Closing, other than those that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a KCS Material Adverse Effect and such consents and other items shall remain in full force and effect as of the Closing Date.

                                   ARTICLE 9

                                   TERMINATION

     SECTION 9.1 TERMINATION.

     (a) This Agreement may be terminated prior to the Closing as follows:

          (i) by written consent of KCS and TMM;

          (ii) by KCS or TMM if any order of any Governmental Authority permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition shall have become final and non-appealable or if any of the approvals of any Governmental Authority to perform the transactions herein, imposes any condition or requirement, the satisfaction of which is reasonably likely to result in either a KCS Material Adverse Effect or a GTFM Material Adverse Effect;

          (iii) by KCS if any condition to the obligations of KCS hereunder becomes incapable of fulfillment through no fault of KCS and is not waived by KCS;

          (iv) by TMM if any condition to the obligations of Sellers hereunder becomes incapable of fulfillment through no fault of Sellers and is not waived by TMM;

          (v) by KCS if TMM shall have experienced a Change of Control or publicly announced any agreement or intention to complete a transaction which, if completed, would result in a Change of Control, or by TMM if KCS shall have experienced a Change of Control or publicly announced any agreement or intention to complete a transaction which, if completed, would result in a Change of Control;

          (vi) by KCS or TMM if the Closing shall not have occurred by the close of business on December 31, 2005 (the "Termination Date"); PROVIDED, however, that the Termination Date may be extended by KCS and TMM by written agreement; and

          (vii) by KCS or TMM if KCS shall not have obtained the KCS Stockholder Approval at any meeting of its stockholders called for that purpose (including any adjournments or continuances of such meeting).

     (b) The termination of this Agreement shall be effectuated by the delivery by the Party terminating this Agreement to the other Parties of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

     SECTION 9.2 SURVIVAL AFTER TERMINATION. If this Agreement is terminated in accordance with Section 9.1 and the transactions contemplated hereby are not consummated, this Agreement, each Ancillary Agreement and the Consulting Agreement (other than any Ancillary Agreement that this Agreement or such Ancillary Agreement provides shall become effective in the event of such termination) shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of this
Section 9.2 and Sections 7.3, 7.12, 7.15, 12.5, 12.11 and 12.13. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any Party to this Agreement of liability for a breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                   ARTICLE 10

                                 INDEMNIFICATION

     SECTION  10.1  SURVIVAL  OF  REPRESENTATIONS,   WARRANTIES  AND  COVENANTS;
EXCLUSIVE MONETARY REMEDIES.

     (a) All representations and warranties in this Agreement or in any instrument executed and delivered in fulfillment of the requirements of this Agreement shall survive the Closing until April 1, 2007 (the "Expiration Date"), except that the representations and warranties of the Sellers set forth in Sections 5.10(b)(ii) and 5.10(b)(iii) with respect (in both subsections) to the payment or withholding of Taxes, and the representations and warranties in Sections 5.7(d) and 5.11, shall survive for the applicable statute of limitations. All representations and warranties of KCS set forth in this Agreement shall survive the Closing until the Expiration Date. All covenants or other agreements in this Agreement shall terminate at the Effective Time, except the covenants in Sections 7.3, 7.6, 7.9, 7.12, 7.13, 7.14 and 7.15 which shall survive the Closing indefinitely or for the period of the respective statutes of limitation relating thereto.

     (b) Notwithstanding anything in this Agreement to the contrary, the sole and exclusive basis on which any Party may recover monetary damages for any breach of this Agreement by any other Party, whether based upon breach of representations and warranties, breach of any covenant, or otherwise, shall be in accordance with the indemnification provisions set forth in this Article 10, and subject to the limitations and exclusions set forth in this Article 10, PROVIDED however, that such exclusive remedies for monetary damages shall not preclude any Party from pursuing the remedies of specific performance, injunctive relief, declaratory judgment or any other non-monetary equitable remedies available to such Party under Applicable Law.

     (c) All Losses (as defined below) for which any Party may seek indemnification hereunder shall be net of (i) any insurance recoveries received by such Party or to which such party is entitled, (ii) any amounts which such Party has received or is entitled to receive from any third party under any indemnification or other similar agreement, and (iii) any Tax benefits accruing to such Party as a result of the Losses.

     SECTION 10.2 INDEMNIFICATION BY SELLERS.

     (a) Subject to the limitations contained in this Article 10, Sellers, jointly and severally, shall indemnify and hold KCS, the Surviving Company and each of their Subsidiaries (including GTFM and the GTFM Subsidiaries), and each of their respective officers, directors, alternate directors, employees, members, stockholders, agents and representatives ("KCS Indemnitees") harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys', accountants', experts' and other fees and expenses in connection therewith) ("Losses") resulting from, arising out of, or due to, directly or indirectly, any of the following:

          (i) Any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Sellers contained in Article 5 (excluding, to avoid duplication, those which are the subject of indemnification under
     Section 10.5), in any schedule or exhibit delivered hereunder by any of Sellers or in any certificates delivered by any of Sellers pursuant to this Agreement, or any breach or nonfulfillment of any covenant or agreement of any of Sellers contained in this Agreement, in any schedule or exhibit delivered hereunder by any of Sellers or in any certificates delivered by any of Sellers pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing;

          (ii) Any action (other than any actions relating to the arrangements with DeTeresa or which are the subject of the Management Claims, the Acquisition Claims or the Authority Litigation) by or at the direction of any Person released pursuant to Section 7.15 hereof (except for Larry M. Lawrence and the officers and directors of KCS) or the Authority Litigation Agreement, or any Designated Person that (x) constituted a fraud or a criminal act equivalent to a felony under the Laws of the jurisdiction where the act occurred (including the burden of proof required under such Laws) or (y) occurred during the period from April 20, 2003 to the date of this Agreement and required the approval of KCS under the terms of the Original Acquisition Agreement, which approval was not obtained and resulted in Losses to GTFM or any GTFM Subsidiary in excess of $1 million. The term "Designated Person" means any person identified on Exhibit P.

          (iii) Penalties and other termination payments aggregating more than $1 million (including any punitive, special, exemplary or other similar damages not incurred as a result of a wrongful act by KCS) required to be paid by the GTFM Group to terminate any Contract (x) which was required to be, but was not, identified in Section 5.7 of the Seller Disclosure Schedule and (y) which is actually terminated prior to the eighteen (18) month anniversary of the Closing Date; PROVIDED, that prior to any such termination, KCS shall give notice to the Sellers of its desire to terminate the Contract and the Sellers shall have the right at their expense to negotiate with the other parties to such Contract as to the termination of any such Contract, but the exercise of such right by Sellers shall not prejudice or prevent the exercise by KCS of its rights under this subsection (iii);

          (iv) Claims against TMM or any of its Affiliates for any breach in the performance during the two year period following the Closing Date of any obligation of TMM or any of its Affiliates under any Continuing Affiliate Agreement; and

          (v) Any litigation, arbitration, mediation or other adversary proceeding brought against any KCS Indemnitee by De Teresa or any of its Affiliates, other than for fees or expenses incurred in the Ongoing Litigation Matters which do not exceed the amounts contemplated in Section 5.7(d).

     (b) Sellers' indemnification obligations under Section 10.2(a)(i) for any inaccuracy or misrepresentation in, or breach of any representation or warranty regarding GTFM or its Subsidiaries, except for the representations and warranties set forth in Sections 5.7, 5.11 and 5.21, shall be limited to 51% of Losses and then only to the extent such 51% of Losses amount to, in the aggregate, $5 million or more; PROVIDED, that for the purpose of computing this limitation on Sellers' indemnification obligations, (i) Losses shall be computed without regard to whether such Losses resulted in a GTFM Material Adverse Effect (i.e., if a representation or warranty is qualified by GTFM Material Adverse Effect or words of similar import and, giving effect to any such qualification, there has been a breach of such representation or warranty, then the computation of Losses as a result of such breach shall take effect of the full amount of such Losses and not solely the amount that exceeded an amount that resulted in a GTFM Material Adverse Effect), (ii) Losses shall exclude all Losses with respect to any single matter where the amount of the Losses arising out of such matter is less than $50,000 (PROVIDED, that in computing such amount, all matters arising out of the same set of facts or substantially the same set of facts shall be aggregated), (iii) to the extent that the calculation of Losses depends, in whole or in part, on any matters relating to the financial statements of any member of the GTFM Group, such calculation shall be made exclusively by reference to IFRS and to financial statements prepared in accordance with IFRS, and (iv) Losses which could be subject to the limitations of this subsection (b) but which also constitute Losses that are not subject to such limitations, shall be deemed not subject to the limitations in this subsection (b).

     (c) Any claim against Sellers for indemnification for Losses (except for those relating to Taxes, or the matters referred to in Sections 10.2(a)(iii),
(iv) and (v) and any Losses arising out of or resulting from any action or omission on the part of any Seller or its Affiliate that involved a crime, fraud or willful misconduct,) shall be satisfied exclusively out of, and the maximum aggregate liability of all the Sellers for such Losses shall be limited to, the assets held in the Indemnity Escrow; provided, at KCS's election, any claim against Sellers for indemnification for Losses may be satisfied from assets remaining in the Indemnity Escrow. Any claim for indemnification against the assets in the Indemnity Escrow, unless such claim is not contested by TMM, shall be made by KCS by instituting arbitration proceedings in accordance with the dispute resolution procedures set forth in Section 12.11; PROVIDED, no more than two (2) such arbitration proceedings may be instituted and no such claim or arbitration proceeding may be instituted later than April 1, 2007.

     (d)  Any  claim  for  indemnification  pursuant  to  Article  10  by a  KCS
Indemnitee other than KCS shall be brought only by and through KCS, and not directly by such other KCS Indemnitee.

     SECTION 10.3 INDEMNIFICATION BY KCS.

     (a) Subject to the limitations contained in this Article 10, KCS shall indemnify and hold harmless Sellers, each of their Subsidiaries and each of their respective officers, directors, alternate directors, employees, members, stockholders, agents and representatives ("Seller Indemnitees") from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any inaccuracy or misrepresentation in, or breach of, any representation or warranty of KCS contained in Article 6, in any schedule or exhibit delivered hereunder by KCS or in any certificates delivered by KCS pursuant to this Agreement, or any breach or nonfulfillment of any covenant of KCS contained in this Agreement, in any schedule or exhibit delivered hereunder by KCS or in any certificates delivered by KCS pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing.

     (b) KCS's indemnification obligations under this Article 10 shall be limited to Losses which amount to, in the aggregate, $10 million or more, provided that for the purpose of computing this limitation or KCS's indemnification obligations, Losses shall be calculated without regard to whether such Losses involved a KCS Material Adverse Effect (i.e., if a representation or warranty is qualified by KCS Material Adverse Effect or words of similar import and, giving effect to any such qualification, there has been a breach of such representation or warranty, then the computation of Losses as a result of such breach shall take effect of the full amount of such Losses and not solely the amount that exceeded an amount that resulted in a KCS Material Adverse Effect). The limitation set forth in the first sentence of this Section 10.3(b) shall not be applicable to any Losses arising out of or resulting from any action or omission on the part of KCS or its Affiliate that involved a crime, fraud or willful misconduct. Losses shall also exclude all Losses with respect to any single matter where the amount of the Losses arising out of such matter are less than $50,000 (provided, that in computing such amount, all matters arising out of the same set of facts or substantially the same set of facts shall be aggregated).

     (c) Any claim for indemnification pursuant to this Article 10 by a Seller Indemnitee other than TMM shall be brought only by and through TMM and not directly by such other Seller Indemnitee.

     SECTION 10.4 PROCEDURES FOR THIRD-PARTY CLAIMS.

     (a) In order for a Person (the "Indemnified Party") to be entitled to any indemnification provided for under Section 10.2 or 10.3 in respect of, arising out of or involving a claim made by any Person (other than another Party or its Affiliate) against the Indemnified Party (a "Third-Party Claim"), such
Indemnified Party must notify the indemnifying party in writing of the Third-Party Claim promptly (but in any event not later than the second Business Day in the case of any litigation, arbitration or other adversary proceedings) following receipt by such Indemnified Party of written notice of the Third-Party Claim; PROVIDED, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced (including with respect to the defense of such Third Party-Claim) as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying party, as promptly as practicable following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim that are not separately addressed to the indemnifying party.

     (b) If a Third-Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any reasonable legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; PROVIDED, however, that the indemnifying party shall bear the reasonable fees and expenses of such separate counsel (i) if the Parties to any such action or proceeding (including impleaded parties) include other Parties and representation of both Parties would, in the reasonable opinion of counsel for the Indemnified Party, be inappropriate due to a conflict of interest, or (ii) if the indemnifying party shall not have employed counsel (other than counsel that is reasonably objected to by the Indemnified Party) within a reasonable time after the Indemnified Party has given notice of the institution of a Third-Party Claim in compliance with Section 10.4(a). The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, PROVIDED, however, that such counsel is not reasonably objected to by the indemnifying party. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof at the indemnifying party's expense. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld or delayed). If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the Indemnified Party completely in connection with such Third-Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

     SECTION 10.5 TAX INDEMNIFICATION.

     (a) Sellers shall, jointly and severally, indemnify and hold each of the KCS Indemnitees harmless from and against 51% of all Taxes and associated penalties, interest and similar charges of GTFM and the GTFM Subsidiaries relating to periods ending prior to the Closing Date and that part of any Straddle Period ending on the Closing Date and which exceed the amounts set forth on the Tax Returns and reports filed by GTFM or its Affiliates for such periods which GTFM or any GTFM Subsidiary becomes obligated to pay pursuant to this Section 10.5.

     (b) Sellers' indemnification obligations under this Section 10.5 shall not be limited to the assets held in the Indemnity Escrow or the VAT Escrow; PROVIDED, however, that at the election of KCS, to the extent assets remain in the Indemnity Escrow or the VAT Escrow, Sellers' indemnification obligations may be satisfied therefrom.

     (c) None of the KCS Indemnitees, GTFM or any GTFM Subsidiaries shall make any payment to any of the Sellers or any other Person or Persons on account of any adjustment to any Tax item of GTFM or the GTFM Subsidiaries for any Tax period ending prior to the Closing Date, or any portion of any Straddle Period ending on the Closing Date, regardless of whether any such payments would otherwise be payable pursuant to any agreement among any of the Sellers, GTFM and the GTFM Subsidiaries or any other Person or Persons, or pursuant to any provision of Applicable Law relating to Tax consolidation or otherwise.

     (d) KCS shall indemnify and hold Sellers harmless from and against all Taxes of GTFM and the GTFM Subsidiaries for periods beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date, as to which Sellers have no indemnification obligations to the KCS Indemnitees under this Section 10.5.

     (e) (i) In the event that any Mexican governmental taxing authority shall assert that Taxes are due (a "Tax Assessment") from GTFM or any GTFM Subsidiary (the "GTFM Taxpayer") with respect to any period covered by Sellers' indemnification obligations under this Section 10.5, GTFM shall give written notice thereof to TMM and shall consult with an advisor chosen by GTFM which is knowledgeable about Tax Laws of the UMS.

          (ii) Following such consultation, GTFM shall give written notice to TMM of GTFM's determination, including the reasons therefor, to pay, contest, or pay and contest the Tax Assessment. If the Tax Assessment is $10,000 or more, the procedure set forth below in clauses (iii) through (v) of this Section 10.5(e) shall be followed. For Tax Assessments of less than $10,000, TMM shall be bound by GTFM's determination, without resort to that procedure or to arbitration pursuant to Section 12.11.

          (iii) If TMM disagrees with GTFM's determination, TMM shall advise GTFM in writing within ten (10) days after the notice from GTFM. Following receipt of a notice of disagreement from TMM, GTFM shall promptly consult with one of the advisors identified in Exhibit O (a "Selected Tax Advisor") as to whether GTFM's determination is reasonable from the perspective of the GTFM Taxpayer. If the Selected Tax Advisor agrees that GTFM's determination was reasonable, then Seller shall have an indemnification obligation pursuant to Section 10.5 with respect to such matter and shall pay (or advance, in the case of payment and contest) 51% of the Tax Assessment upon demand from KCS.

          (iv) If the Selected Tax Advisor disagrees with GTFM's determination, GTFM may consult another Selected Tax Advisor. If the second Selected Tax Advisor agrees with GTFM's determination, then Sellers' indemnification obligations shall be as set forth above in subsection (iii). If the second Selected Tax Advisor disagrees with GTFM, then Sellers' indemnification obligations pursuant to this Section 10.5 with respect to such matter shall arise only when the Tax Assessment is finally judicially affirmed by a final judgment resolving the complaint (QUEJA) of a constitutional appeal (aMPARO) (a "Final Tax Resolution") If the Tax Assessment is finally judicially rejected by a Final Tax Resolution, then any amount of the Tax
     Assessment paid or advanced by TMM shall be returned to TMM promptly following receipt thereof by GTFM from the Taxing Authority.

          (v) The procedure set forth in this Section 10.5(e) shall be the exclusive procedure followed by the Parties for resolution of disputes among the Parties regarding Tax Assessments, and shall be in lieu of the dispute resolution procedure set forth in Section 12.11. The Parties shall bear their own expenses incurred under this Section 10.5(e), except that the fees and expenses of the Selected Tax Advisors shall be borne by GTFM.

                                   ARTICLE 11

                                   DEFINITIONS

     SECTION 11.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Amendment to the Trust Agreement" means the Amended and Restated Irrevocable Trust Agreement F-410 dated as of December 14, 2001, among Jose Francisco Serrano Segovia, Ramon Serrano Segovia, Teresa Serrano Segovia, as settlors, and GE Capital Bank, S.A., Instituciun de Banca Multiple, GE Capital Grupo Financiero, as trustee, with the appearance of Citibank, N.A., and with the acknowledgement and agreement of TMM, TMMH and MM.

     "Ancillary Agreements" shall mean the following agreements entered into as of the date of this Acquisition Agreement: (i) Stockholders' Agreement by and among KCS, TMM,

TMMH and MM and certain other parties, (ii) Registration Rights Agreement among KCS, TMM, TMMH and MM and certain other parties, (iii) the Marketing and Services Agreement; (iv) the Releases, (v) the Closing Escrow Agreement, (vi) the Indemnity Escrow Agreement, (vii) the VAT Escrow Agreement, (viii) the Authority Litigation Agreement, (ix) the Put Assignment Agreement, and (x) the agreement between TMM and KCS relating to cooperation with respect to the Final Resolution of the Vat Claim and Put.

     "Applicable Law" shall mean any Law applicable to KCS, TMM, TMMH, MM or any
of  their  respective  Affiliates,   properties,  assets,  officers,  directors,
employees or agents, as the case may be.

     "Authority Litigation" shall have the meaning set forth in the Authority Litigation Agreement.

     "Authority  Litigation  Agreement" shall mean that certain  agreement dated
contemporaneously   herewith  among  the  Parties   relating  to  the  Authority
Litigation claims.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the United States or the UMS.

     "Certificate of Merger" shall have the meaning set forth in Section 3.1 of this Agreement.

     "Change of Control" shall mean, with respect to such Person, the occurrence of any of the following prior to the Closing Date: (a) any Person or Group, other than a Subsidiary or any employee benefit plan (or any related trust) of such Person or a Subsidiary of such Person, becomes the beneficial owner of voting Securities representing 20% or more of the combined voting power of all voting Securities of such Person, (b) the individuals who, as of the date of this Agreement, constitute the board of directors of such Person (the "Incumbent Directors") cease for any reason to constitute at least 75% of the members of such board of directors unless, at least 75% of the individuals then constituting such board of directors were nominated upon the recommendation of at least 75% of the Incumbent Directors or other directors so nominated, or (c) approval by the stockholders of such Person of any of the following: (1) a merger, reorganization or consolidation ("Consolidation") with respect to which the individuals and entities who were the respective beneficial owners of the stock and voting Securities of the Person immediately before such Consolidation do not, after such Consolidation, beneficially own, directly or indirectly, more than 80% of the combined voting power of the voting Securities of the Person resulting from such Consolidation in substantially the same proportion as their ownership immediately before such Consolidation, (2) a liquidation or dissolution of such Person, or (3) the sale or other disposition of all or substantially all of the assets of such Person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Concession" shall mean the concession title from the Mexican government held by TFM to provide freight transportation services over its rail lines in the UMS.

     "Confidentiality Agreements" shall mean the Confidentiality Agreements dated as of November 9, 2002, by and between KCS and TMM, and all amendments thereto.

     "Consultant" shall mean the Company owned by Jose Francisco Serrano Segovia that has entered into the Consulting Agreement with KCS.

     "Consulting Agreement" shall mean that agreement between Consultant and KCS dated as of the date hereof.

     "Contracts" shall mean all written or oral contracts, agreements, evidences of indebtedness, guarantees, leases and executory commitments to which any member of the GTFM Group is a party (jointly or severally, in whole or in part, with others or solely) or by which any of the GTFM Assets are bound, or otherwise related to the GTFM Business.

     "Control" shall mean the ability whether directly or indirectly to direct the affairs of another by means of ownership of assets or voting Securities, or by contract.

     "Designated Person" shall have the meaning set forth in Section 10.2(a)(ii) of this Agreement.

     "Dismissals" shall mean the dismissals or terminations that are required in accordance with the terms of this Agreement, of the Acquisition Agreement Claims and the Management Claims referred to in Section 7.15(a), the Arbitration referred to in Section 7.15(c) and the litigation matters referred to in Sections 7.15(e) and (f).

     "Encumbrance" shall mean any lien, pledge, mortgage, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction (other than a restriction on transferability imposed by federal or state securities laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

     "Environmental Laws" shall mean any and all U.S. and Mexican federal, state and local statutes, laws, regulations, ordinances or rules in existence on or prior to the Closing Date relating to (i) the protection of the environment or natural resources, occupational safety and health, (ii) the effect of the environment or Hazardous Materials on human health, (iii) emissions, discharges or releases of Hazardous Materials into the environment, including, ambient air, surface water, groundwater or land, or (iv) otherwise relating to the handling of Hazardous Materials or the investigation, clean-up or other remediation or analysis thereof.

     "Environmental Permit" shall mean any permit, approval, identification number, license and other authorization required under any applicable Environmental Law, including any administratively complete application that is sufficient to serve as an authorization for an activity regulated under Environmental Law.

     "ERISA Affiliate" shall mean any Person who is in the same controlled group of corporations or who is under common control with KCS (within the meaning of Section 414 of the Code).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "Final Resolution of the VAT Claim and Put" shall mean any combination of settlements, resolutions, agreements or other legal actions which collectively result in KCS or any Affiliate or GTFM or any GTFM Subsidiary receiving the shares of TFM owned by the Mexican government, without any appeal or other claim having been brought within one hundred eighty (180) days thereafter by any governmental agency or other person, and the favorable cancellation of the 1997 Tax audit carried out by the Mexican Tax Administration Service (SERVICIO DE ADMINISTRACIUN TRIBUTARIA) as a result of which no additional Tax liability is imposed in connection with the amortization or deduction of the value of the Concession and Concession related assets and the termination or dismissal with prejudice, as applicable, of all litigation relating to the VAT Claim and the Put, or which is otherwise agreed to in writing by KCS, provided KCS receives the consideration provided for in such written agreement.

     "GAAP" shall mean generally accepted accounting principles, consistently applied, as used in the United States of America as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

     "Governmental Authority" shall mean any United States, Mexican or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States, Mexican or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States, Mexican or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE).

     "GTFM Business" shall mean the business and operations of the GTFM Group in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by the GTFM Group to be conducted, whether conducted by GTFM or any of its Subsidiaries.

     "GTFM Financial Statements" shall mean those financial statements referred to in Section 5.6.

     "GTFM Form 20-F" shall mean the Annual Report on Form 20-F for the year ended December 31, 2003 filed by GTFM with the SEC.

     "GTFM Group" shall mean GTFM and the GTFM Subsidiaries, collectively.

     "GTFM Material Adverse Effect" shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of the GTFM Group taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the UMS or the United States generally, (ii) changes in general economic conditions in the United States or the UMS or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect the GTFM Group, or (iv) performance of this Agreement in accordance with its terms.

     "GTFM Subsidiaries" shall mean all of the Subsidiaries of GTFM except Mexrail, Inc. and its Subsidiaries.

     "GTFM Trademarks" shall mean all trademarks of GTFM and its Subsidiaries.

     "Hazardous Materials" shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     "HSR  Act"  means   Section  7A  of  the  Clayton  Act  (Title  II  of  the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

     "IFRS" shall mean International Financial Reporting Standards, consistently applied as used in the UMS as in effect at the time any applicable financial statements were or are prepared or any act requiring compliance with IFRS was or is performed.

     "Income Taxes" shall mean all Taxes, charges, fees, levies or other assessments imposed by any Taxing Authority and based on or measured solely with respect to income or profits, including any interest, penalties or additions attributable or imposed with respect thereto.

     "Intellectual Property" shall mean all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

     "KCS Assets" shall mean the properties, assets, contracts and rights of any kind, whether tangible or intangible, real or personal, necessary to enable KCS (prior to the Closing) and the Surviving Company (after the Closing) to conduct the KCS Business as presently conducted.

     "KCS Business" shall mean the consolidated business and operations of KCS and its Subsidiaries in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by KCS and its Subsidiaries to be conducted, whether conducted by KCS or any of its Subsidiaries.

     "KCS Disclosure Schedule" shall have the meaning set forth in the introduction to Article 6 of this Agreement.

     "KCS Material Adverse Effect" shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of KCS and its Subsidiaries, taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States generally, (ii) changes in general economic conditions in the United States or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect KCS or its Subsidiaries, or (iv) performance of this Agreement in accordance with its terms.

     "KCS Stockholder Rights Plan" shall mean the Rights Agreement, dated as of September 19, 1995, between KCS and Harris Trust & Savings Bank, as Rights Agent.

     "KCS Stock Option Plan" shall mean the 1991 Amended and Restated Stock Option and Performance Award Plan, as amended and restated effective November 7, 2002.

     "Knowledge" of (a) KCS shall mean actual knowledge after reasonable inquiry of Michael Haverty, Ronald Russ, Gerald Davies, Larry Lawrence, Jay Nadlman or any other executive officer of KCS, and (b) TMM, TMMH or MM shall mean actual knowledge after reasonable inquiry by Jose Segovia Serrano, Javier Segovia Serrano, Juan Fernandez Galeazzi, Jacinto Marina Cortes, Mario Mohar Ponce, or any executive officer of TMM, TMMH or MM.

     "Law" shall mean any U.S., Mexican or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement or arbitration award or finding (including those of the NYSE or any other applicable self-regulatory organization).

     "Losses" shall have the meaning set forth in Section 10.2(a) of this Agreement.

     "MM Subsidiaries" shall mean GTFM and the GTFM Subsidiaries.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Permitted Encumbrance" shall mean (i) liens reflected in the GTFM Financial Statements, (ii) liens imposed by operation of law and not for borrowed money, such as materialmen's, mechanics', workers', repairmen's, employees', carriers', vendors' warehousemen's and other like liens that are insignificant, individually and in the aggregate, to the operation of the GTFM Business, and (iii) liens incurred in the ordinary course of business and not for borrowed money that are insignificant, individually and in the aggregate, to the operation of the GTFM Business.

     "Person" shall mean any individual, firm, corporation, partnership (limited or general), limited liability company, joint venture, association, trust or other entity.

     "Put" shall mean the right (currently being contested through legal proceedings) of the Federal Government of the United Mexican States under the Put Agreement to compel purchase of the shares of TFM held by the government.

     "Put Agreement" shall mean the Agreement between the Federal Government of the United Mexican States, GTFM, TMM and KCS, dated June 9, 1997.

     "Put Assignment Agreement" shall mean the Agreement of Assignment and Assumption of Rights, Duties and Obligations among TMM, KCS and TFM dated as of the date of this Agreement.

     "Put Purchase Price" shall mean the purchase price for the 20% of TFM stock held by the Federal Government of the United Mexican States, as defined in the Put Agreement and calculated under the Twenty-Sixth Clause of the Stock Purchase Agreement.

     "Releases" shall mean the mutual Release agreements, dated the date hereof (which shall become effective at the Closing or as otherwise specified therein) between KCS, TMM, certain of their respective Affiliates and other parties identified therein.

     "Release Resolutions" shall mean the resolutions, in the form attached hereto as Exhibit C, adopted by the respective Boards of Directors identified therein.

     "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

     "Securities" shall mean any securities as defined in the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act, all applicable state "blue sky" laws, all applicable Mexican and foreign securities laws, and the rules and regulations promulgated thereunder.

     "Seller Material Adverse Effect" shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Sellers and their Subsidiaries, taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States generally, (ii) changes in general economic conditions in the United States or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect a Seller or any of its Subsidiaries, or
(iv) performance of this Agreement in accordance with its terms.

     "Subsidiary" of a Person shall mean any other Person more than 50% of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

     "Tax" and "Taxes" shall mean all U.S. and Mexican federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments, contributions and other similar charges (and all interest and penalties thereon and additions thereto imposed by any Governmental Authority), including all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security (IMSS), housing, unemployment, disability, estimated or withholding taxes, housing fund (Infonavit), retirement fund contributions (SAR) and all customs and import duties.

     "Tax Return" shall mean any and all returns, reports, declarations, information statements, schedules or other documents required to be provided by GTFM or any of its Subsidiaries with respect to Taxes to any Governmental Authority or Tax authority or agency, whether U.S., Mexican or foreign.

     "Taxing Authority" shall mean any government authority, U.S., Mexican or other, having jurisdiction over the assessment, determination, collection, or other imposition of Taxes.

     "TFM" shall mean TFM, S.A. de C.V.

     "U.S." means the United States of America.

     "VAT" means the Mexican value added tax.

     "VAT Claim" means TFM's claim against the Mexican Treasury for the refund of a VAT payment in the original principal amount of 2,111,111,790 pesos, plus indexation and interest.

     "VAT Payment" means the shares or cash compensation received by TFM or its designee from the Mexican government on the VAT Claim.

     "Volume Weighted Price" means the average trading price per share for KCS Common Stock on the NYSE, as reported on Bloomberg (VAP function), for the twenty (20) consecutive trading days immediately preceding the later of (i) the Closing Date, or (ii) the date of the public announcement by KCS of the Final Resolution of the VAT Claim and Put.

     "Voting Trust" means the irrevocable Trust Agreement dated as of December 15, 2004, among Jose Francisco Serrano Segovia, Ramon Serrano Segovia, Teresa Serrano Segovia, and Servicios Directivos Servia, S.A. de C.V., as settlors and beneficiaries, and Ixe Banco, S.A., Instituciun de Banca Multiple, Ixe Grupo Financiero, Division Fiduciaris, as trustee, with the acknowledgement and agreement of TMM, TMMH and MM.

                                   ARTICLE 12

                                  MISCELLANEOUS

     SECTION 12.1 AMENDMENTS; WAIVER. This Agreement may not be amended, altered or modified except by written instrument executed by KCS and TMM. KCS and TMM may amend this Agreement without notice to or the consent of any other Party and any third party. Any agreement on the part of KCS and TMM to waive (i) any inaccuracies in any representation and warranty contained herein or in any document, certificate or writing delivered pursuant hereto, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement. Any delay or omission on the part of KCS or TMM to exercise any right hereunder shall not in any manner impair the exercise of any right accruing to it hereafter.


     SECTION 12.2 ENTIRE AGREEMENT. This Agreement (including the Seller Disclosure Schedule, the KCS Disclosure Schedule, any other exhibits, schedules, certificates, lists and documents referred to herein, and any other agreements or documents executed by the Parties simultaneously herewith or pursuant thereto), the Ancillary Agreements, the Consulting Agreement and the Confidentiality Agreements shall constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and to the extent this Agreement (as defined in this Section 12.2) is in conflict with any prior agreements or understandings, written and oral, among the Parties, this Agreement shall prevail. Upon Closing, the following agreements shall be deemed terminated notwithstanding any provisions therein to the contrary: Letter of Intent, dated August 28, 1995, between TMM and KCS; the Joint Venture Implementation Agreement, dated September 7, 1995, between TMM and KCS; the undated Letter of Understanding between TMM and KCS; the Shareholders Agreement dated as of May 1997, by and among KCS, Caymex, Grupo Servia, S.A. de C.V., TMM and MM; Management Services Agreements between KCS and TFM, dated May 9, 1997, and between TMM and TFM, dated May 9, 1997 (as such agreements have been amended and extended from time to time).

     SECTION 12.3 INTERPRETATION.

     (a) The Recitals, Exhibits and Schedules to this Agreement are incorporated by reference into, and are deemed to be part of, this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The word "shall" when used in this Agreement is a word of mandate, construed as "must." Unless expressly stated otherwise, all references to "Dollars" or "$" in this Agreement shall mean U.S. dollars.

     (b) Each of the Seller Disclosure Schedule and the KCS Disclosure Schedule shall set forth items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such Party's representations or warranties or one or more of its covenants contained in this Agreement, in each case making reference to the particular subsection of this Agreement requiring such disclosure or to which such exception is being taken.

     (c) This Agreement is written in the English language. The Parties waive any rights they may have under Applicable Law to have this Agreement or any of the Ancillary Agreements made in any language other than English; PROVIDED to the extent that any such waiver shall not be valid under Applicable Law, the Parties agree that in case of any ambiguity or contradiction between the English language version of this Agreement and any translation into any other language, that the English language version shall control.

     SECTION 12.4 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 12.5 NOTICES. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if
(a)  delivered  in  person,   (b)   transmitted   by  facsimile   (with  written
confirmation), or (c) delivered by an express courier (with written confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         If to Sellers:

         Grupo TMM, S.A.,
         Avenida de la Cuspide, No. 4755
         Colonia Parques del Pedregal
         14010 Mexico, D.F.
         Attention:  Corporate Secretary

         CT Corporation
         111 Eighth Avenue
         New York, New York 10011

         With a copy (which shall not constitute notice) to:

         Milbank, Tweed, Hadley & McCloy LLP
         One Chase Manhattan Plaza
         New York, New York 10005
         Attention:  Thomas C. Janson, Esq.


         If to KCS:

         By U.S. Mail:
         Kansas City Southern
         P.O. Box 219335
         Kansas City, MO 64121-9335
         Attention:  Senior Vice President and General Counsel

         By Delivery Service:
         Kansas City Southern
         427 West 12th Street
         Kansas City, MO 64105
         Attention:  Senior Vice President and General Counsel

         With a copy (which shall not constitute notice) to:

         Sonnenschein Nath & Rosenthal LLP
         4520 Main Street, Suite 1100
         Kansas City, MO 64111
         Attention:  John F. Marvin, Esq.

Any Party hereto may from time to time change its address for notices under this
Section 12.5 by giving at least ten (10) days' notice of such changed address to the other Parties hereto.

     SECTION 12.6 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

     SECTION 12.7 BINDING EFFECT; PERSONS BENEFITING; NO ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties.

     SECTION 12.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other Person.

     SECTION 12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each original or facsimile of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart.

     SECTION 12.10 SPECIFIC ENFORCEMENT. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity. The Parties agree that each Party shall have the right to apply for any of the prejudgment measures (MEDIDAS CAUTELARES) to which the Parties may be entitled to under the applicable law of the UMS to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement. The Parties agree that actions with respect to any such prejudgment measures (MEDIDAS CAUTELARES) may be instituted in any local or federal civil courts of the UMS which has proper jurisdiction to enforce those prejudgment measures (MEDIDAS CAULTELARES).

     SECTION 12.11 GOVERNING LAW; DISPUTE RESOLUTION.

     (a) Resolution of any and all disputes between KCS and one or more of Sellers (each of KCS, on the one hand, and one or more of the Sellers, on the other hand, a "Dispute Party" and together, the "Dispute Parties") arising from or in connection with this Agreement (except those to be resolved pursuant to Section 10.5(e)), the Ancillary Agreements or any transactions contemplated by this Agreement or the Ancillary Agreements, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, ("Disputes") including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this
Section 12.11; PROVIDED, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

     (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO AND THE ADJUDICATION AND ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS.

     (c) As to any Dispute which is not resolved in the ordinary course of business, the Dispute Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Dispute Parties may initiate this procedure by delivery of written notice of the Dispute (the "Dispute Notice") to the other. Not later than twenty (20) days after delivery of the Dispute Notice, one executive of one of the Dispute Parties with authority to settle the Dispute shall meet with one executive of the other Dispute Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Dispute Party's executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this Section 12.11(c) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

     (d) Each Dispute Party hereby agrees to submit all Disputes not resolved pursuant to Section 12.11(c) to final and binding arbitration in New York, New York. Either Dispute Party may initiate such arbitration by delivery of a demand therefor (the "Arbitration Demand") to the other Dispute Party not sooner than sixty (60) days after the date of delivery of the Dispute Notice but promptly thereafter; PROVIDED, that if a Dispute Party rejects participation in the procedures provided under Section 12.11(c), the other Dispute Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorney's fees and expenses, Arbitration Costs (as defined below) in connection with arbitration hereunder.

          (i) Three (3) Arbitrators shall be appointed (the "Arbitrators"), one of whom shall be appointed by KCS, one by TMM, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two (2) Arbitrators within ten (10) Business Days of the first two (2) Arbitrators confirmation by the American Arbitration Association. Each Party agrees that Sellers shall be considered jointly as one side for the purposes of constitution of the arbitration tribunal hereunder. If either Dispute Party fails to appoint an Arbitrator within ten (10) Business Days of a request in writing by the other Dispute Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within ten (10) Business Days of their confirmation by the American Arbitration Association, then such

     Arbitrator shall be appointed by the American Arbitration Association in accordance with its Commercial Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within fifteen (15) days thereafter; PROVIDED, that the Arbitrators may extend the date of the hearing upon request of any Dispute Party to the extent necessary to insure that such Dispute Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Dispute Parties five (5) Business Days before the hearing date. At such time the Dispute Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

          (ii) The arbitration shall be conducted in the English language pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding the foregoing, (A) each Dispute Party shall have the right to audit the books and records of the other Dispute Party that are reasonably related to the Dispute; (B) each Dispute Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Dispute Party intends to present in such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Dispute Party may at its expense make a stenographic record thereof.

          (iii) The Arbitrators shall endeavor to complete all hearings not later than one hundred twenty (120) days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Dispute Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in Section 12.11(b) of this Agreement. Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of New York, United States of America, and the courts of the Federal District of Mexico. Any such award shall include appropriate instructions to the Escrow Agent under the Closing Escrow Agreement. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators' fees and expenses, fees and expenses of experts and fees and expenses of translators ("Arbitration Costs") between the prevailing and non-prevailing Dispute Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Dispute Party has rejected participation in procedures under Section 12.11(c), the Arbitrators may assess all Arbitration Costs against the non-prevailing Dispute Party and may include in the award the prevailing Dispute Party's attorney's fees and expenses in connection with any and all proceedings under this Section
     12.11. Notwithstanding the foregoing, in no event may the Arbitrators award multiple or punitive damages.

     (e) Pursuant to an agreement of the Parties hereto or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in Section 12.11, KCS and each of Sellers irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement shall be brought only in the courts of the State of New York, or of Federal courts of the United States of America sitting in New York, and by execution and delivery of this Agreement, KCS and each of Sellers irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such Party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Agreement, the enforcement of the terms of this Agreement, the Acquisition, the Ancillary Agreements and the other terms contemplated hereby and thereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

     (f) Each of the Parties irrevocably appoints CT Corporation (the "Process Agent"), at 111 Eighth Avenue, New York, New York 10011 (212-894-8940), respectively, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the Parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each of the Parties hereto agrees that failure of the Process Agent to give any notice of any such service of process to any of the Parties hereto shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

     SECTION 12.12 ANNOUNCEMENTS. KCS and TMM shall consult with each other before issuing, and provide each other the opportunity to review, comment on and concur with, any press release or other public statement with respect to this Agreement, the Acquisition, the Ancillary Agreements and the other transactions contemplated hereby and thereby, except as either Party may determine is otherwise required by Applicable Law, judicial or administrative action or any requirement of the NYSE or any other applicable self-regulatory organization.

     SECTION 12.13 TERMINATION FEE. In the event of (i) a termination pursuant to Section 9.1(a)(v), the Party experiencing the Change of Control shall promptly after a demand therefor remit to the Party terminating in immediately available funds the sum of Eighteen Million Dollars ($18,000,000), and (ii) a termination pursuant to Section 9.1(a)(iii) or 9.1(a)(iv) as a result of the failure of the stockholders of KCS or of TMM to approve the Acquisition if at or prior to the meeting of such stockholders to approve the Acquisition, the Board of Directors of KCS, in the case of the KCS stockholders' meeting, or the Board of Directors of TMM, in the case of the TMM stockholders' meeting, shall have failed to recommend or shall have withdrawn and not reinstated its recommendation of, the Acquisition, then the Party whose stockholders shall not have approved the Acquisition shall remit to the other Party, if the other Party elects to terminate and promptly after a demand therefor, in immediately available funds, the sum of Eighteen Million Dollars ($18,000,000). The receipt of any sums pursuant to this Section 12.13 shall not preclude or diminish any other rights a Party may have under this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                                   KANSAS CITY SOUTHERN


                                   By:  /s/ Michael R. Haverty
                                        ---------------------------------
                                   Name:    Michael R. Haverty
                                   Title:   Chairman, President & CEO


                                   KARA Sub, Inc.


                                   By:  /s/ Ronald G. Russ
                                        ---------------------------------
                                   Name:    Ronald G. Russ
                                   Title:   Vice President


                                   KCS INVESTMENT I, LTD.


                                   By:  /s/ Ronald G. Russ
                                        ---------------------------------
                                   Name:    Ronald G. Russ
                                   Title:   Vice President

                                   KCS ACQUISITION SUBSIDIARY, INC.


                                   By:  /s/ Ronald G. Russ
                                        ---------------------------------
                                   Name:    Ronald G. Russ
                                   Title:   Vice President


                                   CAYMEX TRANSPORTATION, INC.


                                   By:  /s/ Jay M. Nadlman
                                        ---------------------------------
                                   Name:    Jay M. Nadlman
                                   Title:   Vice President and Secretary


                                   GRUPO TMM, S.A.


                                   By:  /s/ Jose Francisco Serrano Segovia
                                        ---------------------------------
                                   Name:    Jose Francisco Serrano Segovia
                                   Title:   Attorney in Fact


                                   By:  /s/ Javier Segovia Serrano
                                        ---------------------------------
                                   Name:    Javier Segovia Serrano
                                   Title:   Attorney in Fact


                                   TMM HOLDINGS, S.A. de C.V.


                                   By:  /s/ Jose Francisco Serrano Segovia
                                        ---------------------------------
                                   Name:    Jose Francisco Serrano Segovia
                                   Title:   Attorney in Fact


                                   By:  /s/ Javier Segovia Serrano
                                        ---------------------------------
                                   Name:    Javier Segovia Serrano
                                   Title:   Attorney in Fact

                                   TMM MULTIMODAL, S.A. de C.V.


                                   By:  /s/ Jose Francisco Serrano Segovia
                                        ---------------------------------
                                   Name:    Jose Francisco Serrano Segovia
                                   Title:   Attorney in Fact


                                   By:  /s/ Javier Segovia Serrano
                                        ---------------------------------
                                   Name:    Javier Segovia Serrano
                                   Title:   Attorney in Fact


                                   GRUPO TRANSPORTACION FERROVIARIA
                                   MEXICANA, S.A. de C.V.


                                   By:  /s/ Jose Francisco Serrano Segovia
                                        ---------------------------------
                                   Name:    Jose Francisco Serrano Segovia
                                   Title:   Attorney in Fact


                                   By:  /s/ Javier Segovia Serrano
                                        ---------------------------------
                                   Name:    Javier Segovia Serrano
                                   Title:   Attorney in Fact